                                                                  EXECUTION COPY

================================================================================


                               U.S. $2,700,000,000

             364 DAY COMPETITIVE ADVANCE/REVOLVING CREDIT AGREEMENT

                                      Among

                       UNION PACIFIC RESOURCES GROUP INC.,
                                   as Borrower

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                                BANK OF MONTREAL,
                              as Syndication Agent

                                       and

                             THE BANKS NAMED HEREIN,
                                    as Banks

                            Dated as of March 2, 1998

              -----------------------------------------------------


                            CHASE SECURITIES INC. and
                                BANK OF MONTREAL,
                                  as Arrangers

                         BANCAMERICA ROBERTSON STEPHENS,
                           CREDIT SUISSE FIRST BOSTON,
                      NATIONSBANC MONTGOMERY SECURITIES LLC
                            and ROYAL BANK OF CANADA,

                                 as Co-Arrangers

================================================================================
                                                           [CS&M Ref. #6700-643]

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                        Definitions and Accounting Terms
                        --------------------------------

         SECTION 1.01.  Certain Defined Terms............................................................1
         SECTION 1.02.  Computation of Time Periods.....................................................17
         SECTION 1.03.  Accounting Terms................................................................17
         SECTION 1.04.  Number and Gender of Words......................................................17

                                   ARTICLE II

                        Amounts and Terms of the Advances
                        ---------------------------------

         SECTION 2.01.  The Contract Advances...........................................................17
         SECTION 2.02.  Making the Contract Advances....................................................18
         SECTION 2.03.  The Competitive Advances........................................................20
         SECTION 2.04.  Conversion and Continuation of
                          Contract Borrowings...........................................................23
         SECTION 2.05.  Fees............................................................................25
         SECTION 2.06.  Reduction or Termination of the
                          Commitments...................................................................26
         SECTION 2.07.  Repayment of Advances; Prepayment...............................................27
         SECTION 2.08.  Interest........................................................................29
         SECTION 2.09.  Alternate Rate of Interest......................................................29
         SECTION 2.10.  Optional Extension of Termination
                          Date..........................................................................30
         SECTION 2.11.  Increased Costs; Increased Capital..............................................33
         SECTION 2.12.  Additional Interest on Eurodollar
                          Rate Advances.................................................................35
         SECTION 2.13.  Change in Legality..............................................................35
         SECTION 2.14.  Payments and Computations.......................................................36
         SECTION 2.15.  Taxes on Payments...............................................................37
         SECTION 2.16.  Sharing of Payments, Etc........................................................40
         SECTION 2.17.  Removal of a Bank...............................................................41
         SECTION 2.18.  Extension of Maturity Date......................................................42

                                   ARTICLE III

                              Conditions of Lending
                              ---------------------

         SECTION 3.01.  Conditions Precedent to Closing.................................................43

         SECTION 3.02.  Conditions Precedent to Each
                          Borrowing.....................................................................46

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                                   ARTICLE IV

                         Representations and Warranties
                         ------------------------------

                                    ARTICLE V

                            Covenants of the Borrower
                            -------------------------

         SECTION 5.01.  Affirmative Covenants...........................................................50
         SECTION 5.02.  Negative Covenants..............................................................54

                                   ARTICLE VI

                                Events of Default
                                -----------------

                                   ARTICLE VII

                            The Administrative Agent
                            ------------------------

         SECTION 7.01.  Authorization and Action........................................................65
         SECTION 7.02.  Administrative Agent's
                          Reliance, Etc.................................................................65
         SECTION 7.03.  Administrative Agent and Affiliates.............................................66
         SECTION 7.04.  Bank Credit Decision............................................................66
         SECTION 7.05.  Indemnification.................................................................66
         SECTION 7.06.  Successor Administrative Agent..................................................67

                                  ARTICLE VIII

                                  Miscellaneous
                                  -------------

         SECTION 8.01.  Amendments, Etc.................................................................68
         SECTION 8.02.  Notices, Etc....................................................................69
         SECTION 8.03.  No Waiver; Remedies.............................................................69
         SECTION 8.04.  Costs, Expenses and Taxes.......................................................69
         SECTION 8.05.  Right of Set-off................................................................71

         SECTION 8.06.  Binding Effect..................................................................71
         SECTION 8.07.  Assignments and Participations..................................................71
         SECTION 8.08.  Governing Law...................................................................75
         SECTION 8.09.  Exceptions to Covenants.........................................................75
         SECTION 8.10.  Survival........................................................................76
         SECTION 8.11.  Invalid Provisions..............................................................76
         SECTION 8.12.  Maximum Rate....................................................................76
         SECTION 8.13.  Execution in Counterparts.......................................................77
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                                                                   Contents p. 3

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         SECTION 8.14.  Not in Control..................................................................77
         SECTION 8.15.  INDEMNIFICATION.................................................................77
         SECTION 8.16.  Syndication Agent...............................................................79
         SECTION 8.17.  ENTIRETY........................................................................79
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Exhibits
--------

Exhibit A-1       Form of Notice of Contract Borrowing
Exhibit A-2       Form of Notice of Competitive Borrowing
Exhibit A-3       Form of Notice of Competitive Bid Request
Exhibit A-4       Form of Competitive Bid
Exhibit A-5       Form of Competitive Bid Acceptance/Reject
                  Letter
Exhibit B         Form of Assignment and Acceptance Agreement
Exhibit C-1       Form of Opinion of Borrower's Counsel
Exhibit C-2       Form of Opinion of Borrower's New York
                  Counsel

Schedules
---------

Schedule I        Banks, Lending Offices and Commitments
Schedule II       Principal Subsidiaries
Schedule III      Existing Liens
Schedule IV       Proposed Amendments to Existing Credit
                  Agreements

                           This 364 DAY COMPETITIVE ADVANCE/ REVOLVING CREDIT
                  AGREEMENT is entered into as of March 2, 1998, among UNION PACIFIC RESOURCES GROUP INC., a Utah corporation (the "Borrower"), the Banks (as hereinafter defined), THE CHASE MANHATTAN BANK, as Administrative Agent (as hereinafter defined) and BANK OF MONTREAL, as Syndication Agent (as hereinafter defined).

                                    ARTICLE I

                        Definitions and Accounting Terms
                        --------------------------------

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accepting Banks" has the meaning specified in Section 2.10(a)(i).

                  "Acquisition" means the acquisition by the Acquisition Subsidiary of all the outstanding shares of capital stock of Norcen pursuant to the Acquisition Documents.

                  "Acquisition Documents" means (a) the Pre-Acquisition Agreement among the Borrower, the Acquisition Subsidiary and Norcen dated January 25, 1998, (b) the Offer to Purchase all the Common Shares of Norcen dated January 30, 1998, and related documents, distributed by the Borrower to the shareholders of Norcen and (c) any documents or agreements governing the Merger.

                  "Acquisition Subsidiary" means Union Pacific Resources Inc., a Canadian corporation and wholly owned Subsidiary of the Borrower.

                  "Administrative Agent" means The Chase Manhattan Bank and its permitted successor or successors as administrative agent for the Banks under this Agreement.

                  "Advance" means any Contract Advance or Competitive Advance.

                  "Affiliate" of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with that Person; provided that, for purposes of Sections 4.01(k) and 5.02(g) hereof, the Subsidiaries of Borrower shall not be considered Affiliates of the Borrower or any Subsidiary (including any Restricted Subsidiary), and Borrower shall not be considered an Affiliate of a Subsidiary (including any Restricted Subsidiary). For purposes of such definition, "control," "controlled by," and "under common control with" mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of voting securities or other interests, by contract or otherwise).

                  "Agent" means, collectively, Administrative Agent and Syndication Agent.

                  "Agreement" means this Agreement, as amended, modified and supplemented from time to time, including, without limitation, any such supplement in respect of Competitive Advances under Section 2.03.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the lesser of (a) the Maximum Rate and (b) the greatest of (i) the Prime Rate in effect on such day, (ii) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" means the rate of interest per annum, publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (which prime rate may not necessarily represent the lowest or best rate actually charged to a customer); each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Base CD Rate" means the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) 1.00 plus the Domestic Reserve Percentage and (b) the Assessment Rate. "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the secondary market quotations for three-month certificates of deposit of major money center banks received at approximately 10:00 a.m. (New York City time) on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined

(which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Maximum Rate, Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Maximum Rate, Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Alternate Base Rate Advance" means a Contract Advance which bears interest computed at the Alternate Base Rate.

                  "Applicable Margin" means, on any date of determination of the interest rate for any Eurodollar Rate Contract Borrowing or of any Facility Fees, the applicable percentage set forth in the table below for Eurodollar Rate Contract Borrowings or Facility Fees, as appropriate, which corresponds to the ratings (or implied ratings) established by both S&P and Moody's applicable to the Borrower's senior, unsecured, non-credit-enhanced long term indebtedness for borrowed money ("Index Debt") on such date of determination; provided that at any time when outstanding Advances exceed 50% of the aggregate Commitments, the Applicable Margin for Eurodollar Rate Contract Borrowings shall be increased by 0.075%:

                            Applicable
                            Margin for
                          Eurodollar Rate     Applicable
                             Contract         Margin for           Drawn
            Ratings         Borrowings       Facility Fees         Cost
------------------------  ---------------    -------------        -------

          Category 1
          ----------

Greater than or               0.275%            0.075%             0.35%
equal to BBB+/Baa1

          Category 2
          ----------

                              0.325%             0.10%            0.425%
BBB/Baa2

          Category 3
          ----------

                               0.35%             0.15%             0.50%
BBB-/Baa3


          Category 4
          ----------

                               0.55%             0.20%             0.75%

Less than BBB-/Baa3

For purposes of the foregoing, (a) if neither Moody's nor S&P shall have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then both such rating agencies will be deemed to have established ratings for Index Debt in Category 4; (b) if only one of Moody's or S&P shall have in effect a rating for Index Debt, the Borrower and the Banks will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and in the absence of such amendment the Applicable Margin will be determined by reference to the available rating; (c) if the ratings established by Moody's and S&P shall fall within different Categories, the Applicable Margin shall be determined by reference to the numerically lower Category (for example, if the rating from S&P is in Category 1 and the rating from Moody's is in Category 2, the Applicable Margin shall be determined by reference to Category 1); and (d) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change, the Borrower and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If both Moody's and S&P shall cease to be in the business of rating corporate debt obligations, the Borrower and the Banks shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency.

                  "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of an Alternate Base Rate Advance, such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Contract Advance and, in the case of a Competitive Advance, the office or affiliate of such Bank notified by such Bank to the Borrower and the Administrative Agent as such Bank's Applicable Lending Office with respect to such Competitive Advance.

                  "Applicable Rate" means:

                  (a) with respect to Alternate Base Rate Advances, the Alternate Base Rate; and


                  (b) with respect to Eurodollar Rate Contract Advances, the Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Contract Borrowings.

                  "Assessment Rate" means for any date of determination, the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B hereto.

                  "Banks" means the financial institutions named on Schedule I (as the same may be amended from time to time by the Administrative Agent to reflect assignments made in accordance with Section 8.07 of this Agreement), and any and all other financial institutions which from time to time become parties to this Agreement pursuant to the terms and conditions of Section 8.07 of this Agreement.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America or any successor thereto.

                  "Borrowing" means a Contract Borrowing or a Competitive Borrowing.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Dallas, Texas, are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Rate Advance, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Closing Date" means the date upon which this Agreement is executed and delivered and all conditions precedent specified in Section 3.01 have been satisfied or waived.

                  "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Commitment" has the meaning specified in Section 2.01(a).

                  "Competitive Advance" means an advance by a Bank to the Borrower as part of a Competitive Borrowing resulting from the competitive bidding procedure described in Section 2.03, and refers to a Fixed Rate Competitive Advance or a Eurodollar Rate Competitive Advance.


                  "Competitive Borrowing" means a Borrowing consisting of simultaneous Competitive Advances of the same Type from each of the Banks whose offer to make a Competitive Advance as part of such Borrowing has been accepted by the Borrower under the competitive bidding procedure described in Section 2.03.

                  "Competitive Reduction" means, as to any Bank as at any date, an amount equal to such Bank's pro rata (in accordance with the Commitments) share of the aggregate amount of all Competitive Advances outstanding on such date (giving effect to the payment of any Competitive Advances to be made on such date).

                  "Contract Advance" means an advance by a Bank to the Borrower as part of a Contract Borrowing and refers to an Alternate Base Rate Advance or a Eurodollar Rate Contract Advance.

                  "Contract Borrowing" means a Borrowing consisting of simultaneous Contract Advances of the same Type made ratably by all of the Banks pursuant to Section 2.01(a).

                  "Debt" means (a) indebtedness for borrowed money; (b) obligations evidenced by bonds, debentures, notes or other similar instruments;
(c) obligations to pay the deferred purchase price of property (excluding obligations under agreements for the purchase of goods in the normal course of business, but including obligations under agreements relating to the issuance of performance letters of credit or acceptance financing); (d) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (e) obligations as account party under all letters of credit, and without duplication, all drafts drawn and unpaid thereunder; (f) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above; and (g) liabilities in respect of unfunded vested benefits under Plans covered by Title IV of ERISA; provided that "Debt" of the Borrower and its Subsidiaries shall not include (i) any rental obligations, guaranties or other lease obligations or financial assurances existing on the date of this Agreement and relating to the leveraged lease of the Corpus Christi, Texas, petrochemical complex and refinery, or (ii) any obligations as account party under letters of credit issued in connection with, or in lieu of, any obligations described in the preceding clause (i) arising at any time after the date of this Agreement.

                  "Designated Subsidiaries" has the meaning specified in Section 5.02(b).

                  "Domestic Lending Office" means, with respect to any Bank, the office or affiliate of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank, or such other office or affiliate of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

                  "Domestic Reserve Percentage" means, for any Interest Period, the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, with deposits exceeding one billion dollars with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States of America with a maturity equal to such Interest Period.

                  "EBITDAX" means, with respect to any Person for any period of calculation, the sum of (a) operating income (before adjustments for income taxes, interest expense or extraordinary gains or losses) for such period, (b) depreciation, depletion and amortization for such period and (c) exploration expenses for such period, all determined in accordance with generally accepted accounting principles.

                  "Eligible Assignee" means: (a) any of the following entities, if approved (which approval shall not be unreasonably withheld) in writing by the Borrower (if no Event of Default then exists) and Administrative Agent: (i) a commercial bank or other financial institution organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $3,000,000,000 and a combined capital and surplus of at least $150,000,000; (ii) a commercial bank or other financial institution organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $3,000,000,000 and a combined capital and surplus of at least $150,000,000; provided that such bank or financial institution is acting through a branch or agency located in the United States of America, in the country in which it is organized or in another country which is also a member of the OECD; and (iii) the central bank of any country which is a member of the OECD, or (b) a Bank or an Affiliate of any Bank.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of the regulations under
Section 414 of the Code.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D.


                  "Eurodollar Lending Office" means, with respect to any Bank, the office or affiliate of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office or affiliate is specified, its Domestic Lending Office), or such other office or affiliate of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the lesser of (a) the Maximum Rate and (b) a rate of interest determined on the basis of at least two offered rates for deposits in United States dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period, appearing on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of the Interest Period. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate with respect to such Interest Period will be the arithmetic average (rounded upwards to the next 1/16th of 1%) of such offered rates. If fewer than two offered rates appear, "Eurodollar Rate" in respect of any Interest Period will be determined on the basis of the rates at which deposits in United States dollars are offered by the Administrative Agent at approximately 11:00 a.m. (London time) on the day that is two Business Days preceding the first day of such Interest Period to prime banks in the London interbank market for a period equal to such Interest Period commencing on the first day of such Interest Period.

                  "Eurodollar Rate Advance" means any Eurodollar Rate Contract Advance or Eurodollar Rate Competitive Advance.

                  "Eurodollar Rate Competitive Advance" means a Competitive Advance which bears interest based on the Eurodollar Rate.

                  "Eurodollar Rate Contract Advance" means a Contract Advance which bears interest based on the Eurodollar Rate.

                  "Eurodollar Rate Contract Borrowing" means a Contract Borrowing that bears interest based on the Eurodollar Rate.

                  "Eurodollar Rate Reserve Percentage" of any Bank for any Eurodollar Rate Advance means the reserve percentage applicable to such Bank on
(a) in the case of a Contract Advance, the first day of the Interest Period then applicable to such Contract Advance and (b) in the case of a Competitive Advance, the date of such Competitive Advance, under regulations issued from time to time by the Board for determining the reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) under Regulation D, then applicable to such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period or the term of such Competitive Advance, as the case may be.

                  "Events of Default" has the meaning specified in Article VI.

                  "Existing Credit Agreements" means (a) the Competitive Advance/Revolving Credit Agreement, dated as of April 16, 1996 (as amended, extended, renewed or restated from time to time), among the Borrower, Texas Commerce Bank National Association, as administrative agent, The Chase Manhattan Bank (formerly Chemical Bank), as auction administration agent, Bank of America NT&SA, as documentation agent, NationsBank of Texas, N.A., as syndication agent and the banks party thereto and (b) the 364 Day Competitive Advance/Revolving Credit Agreement, dated as of November 25, 1997 (as amended, extended, renewed or restated from time to time), among the Borrower, Chase Bank of Texas, N.A., as administrative agent, The Chase Manhattan Bank, as auction administration agent, Bank of America NT&SA, as documentation agent, NationsBank of Texas, N.A., as syndication agent and the banks party thereto.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer, or Controller of such corporation.

                  "Financing Transaction" means the execution, delivery and performance by the Borrower of the Loan Papers, the borrowing of Advances and the use of the proceeds thereof.

                  "Fixed Rate" means an interest rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by a Bank making a Competitive Advance under the competitive bidding procedure described in Section 2.03.

                  "Fixed Rate Competitive Advance" means a Competitive Advance which bears interest based on the Fixed Rate.

                  "Index Debt" has the meaning specified in the definition of "Applicable Margin" in Section 1.01.

                  "Interest Period" means, (a) for each Contract Advance comprising part of the same Contract Borrowing, the period commencing on the date of such Contract Advance or on the last day of the immediately preceding Interest Period applicable to such Contract Advance, as the case may be, and ending on the last day of the period selected by the Borrower pursuant to the provisions below; or (b) for each Competitive Advance comprising part of the same Competitive Borrowing, the period commencing on the date of such Competitive Advance and ending on the maturity selected by the Borrower pursuant to the provisions of Section 2.03(a).

The duration of each such Interest Period shall be (i) in the case of an Alternate Base Rate Advance, until the next succeeding March 31, June 30, September 30 or December 31, and (ii) in the case of a Eurodollar Rate Advance, 1, 2, 3, or 6 months, as the Borrower may select (in the case of Contract Advance) by notice to the Administrative Agent pursuant to Section 2.02(a), and in the case of Competitive Advances, by notice to Administrative Agent pursuant to Section 2.03(a); provided, however, that:

                  (A) Interest Periods commencing on the same date for Contract Advances comprising part of the same Contract Borrowing shall be of the same duration;

                  (B) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day in each of New York City , Dallas, Texas, and London, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day in all such cities; provided that in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day in all such cities; and

                  (C) no Interest Period shall end on a date later than the Maturity Date.

                  "Lien" means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, granted or created to secure Debt.

                  "Loan Papers" means (a) this Agreement, certificates delivered pursuant to this Agreement and Exhibits and Schedules thereto; and (b) all renewals, extensions or restatements of, or supplements or amendments to, any of the foregoing.

                  "Majority Banks" means at any time Banks that in the aggregate
(a) hold at least 51% of the sum of the Commitments and the Term Advances at the time, or (b) after the expiry or termination of the Commitments, hold at least 51% of the aggregate unpaid principal amount of the Advances.

                  "Margin Stock" has the meaning given such term under Regulation U.

                  "Material Plan" means either (a) a Plan under which the present value of the vested benefits exceeds the fair market value of the assets of such Plan allocable to such benefits by more than $20,000,000 or (b) a Plan whose assets have a market value in excess of $100,000,000.

                  "Maturity Date" means March 1, 1999 (subject to extension as provided in Section 2.18).


                  "Maximum Amount" and "Maximum Rate" means, for each Bank, the maximum non-usurious amount and the maximum nonusurious rate of interest which, under applicable law, such Bank is permitted to contract for, charge, take, reserve or receive on the Obligation.

                  "Merger" has the meaning specified in Section 3.01(g).

                  "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

                  "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Debt (other than Advances) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

                  "Norcen" means Norcen Energy Resources Limited, a Canadian corporation.

                  "Notice of Contract Borrowing" has the meaning specified in
Section 2.02(a).

                  "Notice of Competitive Borrowing" has the meaning specified in
Section 2.03(a).

                  "Obligation" means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent or any Bank by the Borrower arising from, by virtue of or pursuant to any Loan Paper, together with all interest accruing thereon, fees, costs and expenses payable under the Loan Papers.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "Offer" has the meaning specified in Section 3.01(g).

                  "Participating Bank" has the meaning specified in Section 2.03(a)(v).

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

                  "Prepayment Amount" has the meaning specified in
Section 2.06(d).

                  "Prepayment Event" means:

                  (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any of the Subsidiaries, other than (i) sales, transfers and other dispositions of the production or products of the Borrower and the Subsidiaries in the ordinary course of business, including sales, transfers and dispositions of oil, gas, other liquid and gaseous hydrocarbons and other minerals, (ii) any sale, transfer or other disposition of any asset or property having an aggregate fair market value (for any transaction or series of related transactions) not exceeding $10,000,000 and (iii) sales, transfers and other dispositions to the Borrower or a Subsidiary; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any of the Subsidiaries, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 360 days after such event; or

                  (c) the issuance by the Borrower of any equity securities, other than any such issuance of equity securities pursuant to management or employee stock option or compensation plans; or


                  (d) the issuance by the Borrower of any Debt, other than (i) Debt under this Agreement and the Existing Credit Agreements, (ii) the issuance of commercial paper, (iii) the issuance of Debt to any Subsidiary and (iv) Debt incurred in order to refinance, renew or replace credit facilities or other Debt of any of the Subsidiaries (including Norcen and its subsidiaries) existing on the Closing Date in an amount not to exceed the outstanding principal amount and unused borrowing availability of the Subsidiaries under such existing credit facilities and the outstanding principal amount of such other Debt on the Closing Date; provided that such Debt referred to in this clause
         (iv) will only be excluded from this clause (d) to the extent that the maximum permitted Debt of the applicable group of Subsidiaries as set forth in clause (ii) or (iii), as applicable, of Section 5.02(b) shall be permanently reduced by the amount of Debt incurred under this clause (iv).

                  "Principal Property" means (a) any property owned or leased by the Borrower or any Subsidiary, or any interest of the Borrower or any Subsidiary in property, which is considered by the Borrower to be capable of producing oil, gas or minerals in commercial quantities, (b) any refinery, smelter, processing or manufacturing plant owned or leased by the Borrower or any Subsidiary, (c) all present and future oil, gas, other liquid and gaseous hydrocarbons and other minerals now or hereafter produced from any other Principal Property or to which the Borrower or any Subsidiary may be entitled as a result of its ownership of any Principal Property, and (d) all real and personal assets owned or leased by the Borrower or any Subsidiary used in the drilling, gathering, processing, transportation or marketing of any oil, gas, other liquid and gaseous hydrocarbons or minerals, except (i) any such real or personal assets related thereto employed in transportation, distribution, or marketing or (ii) any refinery, smelter, processing or manufacturing plant, or portion thereof, which property described in clauses (i) or (ii) hereof, in the opinion of the Board of Directors of the Borrower, is not a principal plant or principal facility in relation to the activities of the Borrower and its Restricted Subsidiaries, taken as a whole.

                  "Principal Subsidiaries" means those Subsidiaries listed on
Schedule II hereto, as such Schedule may be amended and supplemented from time to time.

                  "Purchasing Bank" has the meaning specified in Section 2.10(a)(ii).

                  "Register" has the meaning specified in Section 8.07(c).

                  "Regulation D" means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.


                  "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Rejected Amount" has the meaning specified in Section 2.10(a)(ii).

                  "Rejecting Banks" has the meaning specified in Section 2.10(a)(ii).

                  "Reportable Event" means an event described in Section 4043(b) of ERISA with respect to which the 30-day notice requirement has not been waived by the PBGC.

                  "Restricted Subsidiary" means any Subsidiary which owns or leases (as lessor or lessee) a Principal Property, but does not include any Subsidiary the principal business of which is leasing machinery, equipment, vehicles or other properties none of which is a Principal Property, or financing accounts receivable, or engaging in ownership and development of any real property which is not a Principal Property.

                  "S&P" means Standard and Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation, or any successor thereto.

                  "Subsidiary" of the Borrower means any corporation or other similar entity of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation or entity (irrespective of whether or not at the time capital stock of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries of the Borrower, or by one or more other Subsidiaries of the Borrower.

                  "Syndication Agent" means Bank of Montreal and its permitted successor or successors as Syndication Agent under this Agreement.

                  "Term Advances" has the meaning specified in Section 2.18.

                  "Termination Date" means the earlier of March 1, 1999 (subject to extension as provided in Section 2.10 hereof), or the date on which the Commitments shall terminate in accordance with the terms of this Agreement.

                  "Termination Event" means (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or

(d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "Transactions" means (a) the Financing Transaction, (b) the Acquisition and (c) the Merger.

                  "Type", when used in respect of any Advance or Borrowing, refers to the Rate by reference to which interest on such Advance or on the Advances comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Eurodollar Rate, the Alternate Base Rate and the Fixed Rate.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles from time to time in effect, and all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all respects to those applied during the preceding comparable period.

                  SECTION 1.04. Number and Gender of Words. Whenever in any Loan Papers the singular number is used, the same shall include the plural, where appropriate, and vice versa, and words of any gender shall include each other gender, where appropriate.

                                   ARTICLE II

                        Amounts and Terms of the Advances
                        ---------------------------------

                  SECTION 2.01. The Contract Advances. (a) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Contract Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Bank's name on
Schedule I, as such amount may be reduced pursuant to Section 2.06 or increased pursuant to Section 2.17 or reduced or increased by Section 8.07 (such Bank's obligation to make such Contract Advances being hereinafter referred to as such Bank's "Commitment"); provided, however, that at no time shall the aggregate outstanding principal amount of Contract Advances (other than Term Advances) and Competitive Advances exceed the aggregate amount of the Commitments. Each Contract Borrowing shall be in an aggregate amount of not less than $10,000,000 (subject to the terms of this Section 2.01(a)) or an integral multiple of $5,000,000 in excess thereof and shall consist of Contract Advances of the same Type made on the same day by the Banks ratably accordingly to their respective Commitments.

                  (b) Within the limits and on the conditions set forth in this
Section 2.01, the Borrower may from time to time borrow under this Section 2.01, prepay under Section 2.07(c) and reborrow under this Section 2.01.

                  SECTION 2.02. Making the Contract Advances. (a) Each Contract Borrowing shall be made on notice, given (i) in the case of a Borrowing consisting of Alternate Base Rate Advances, not later than 11:00 a.m. (New York City time) on the Business Day prior to the date of the proposed Borrowing; and
(ii) in the case of a Borrowing consisting of Eurodollar Rate Contract Advances, not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Contract Borrowing, by the Borrower to the Administrative Agent, which shall give to each Bank prompt notice thereof by cable or telecopy. Each such notice of a Contract Borrowing (a "Notice of Contract Borrowing") shall be in substantially the form of Exhibit A-1 hereto, specifying therein the requested (i) date of such Contract Borrowing, (ii) Type of Contract Advances comprising such Contract Borrowing, (iii) aggregate amount of such Contract Borrowing and (iv) Interest Period. Each Bank shall, before 12:00 noon (New York City time) on the date of any such Contract Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Bank's ratable portion of such Contract Borrowing. Upon the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

                  (b) Each Notice of Contract Borrowing shall be irrevocable and binding on the Borrower. In the case of any Contract Borrowing which the related Notice of Contract Borrowing specifies is to be comprised of Eurodollar Rate Contract Advances, the Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure by the Borrower to complete such Borrowing (whether or not due to a failure to fulfill on or before the date specified in such Notice of Contract Borrowing the applicable conditions set forth in Article III), such losses, costs and expenses to include, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Contract Advance to be made by such Bank as part of such Contract Borrowing when such Contract Advance, as a result of such failure, is not made on such date.

                  (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Contract Borrowing that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such Contract Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Contract Borrowing in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Contract Advances comprising such Contract Borrowing and (ii) in the case of such Bank, an interest rate equal at all times to the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Contract Advance as part of such Contract Borrowing for purposes of this Agreement.

                  (d) The failure of any Bank to make the Contract Advance to be made by it as part of any Contract Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Contract Advance on the date of such Contract Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Contract Advance to be made by such other Bank on the date of any Contract Borrowing.

                  SECTION 2.03. The Competitive Advances. (a) Each Bank severally agrees that the Borrower may make Competitive Borrowings under this
Section 2.03 from time to time on any Business Day during the period from the Closing Date until the Termination Date, in each case on the terms and conditions hereinafter set forth; provided, however, that at no time shall the aggregate amount of Contract Advances (other than Term Advances) and Competitive Advances outstanding exceed the aggregate amount of the Commitments. Each Competitive Borrowing shall consist of Competitive Advances of the same Type made on the same day.

                  (i) The Borrower may request a Competitive Borrowing under this Section 2.03 by delivering to the Administrative Agent (A) in the case of a Borrowing consisting of Fixed Rate Competitive Advances, by not later than 10:00 a.m. (New York City time) on the Business Day prior to the day of the proposed Competitive Borrowing, and (B) in the case of a Borrowing consisting of Eurodollar Rate Competitive Advances, by not later than 11:00 a.m. (New York City time) on the fourth Business Day prior to the date of the proposed Competitive Borrowing, a notice of a Competitive Borrowing (a "Notice of Competitive Borrowing"), in substantially the form of Exhibit A-2 hereto, specifying the proposed (1) date of such Competitive Borrowing, (2) Type of Competitive Advances comprising such Competitive Borrowing, (3) aggregate amount (which shall not be less than $10,000,000 or an integral multiple of $5,000,000 in excess thereof) of such Competitive

         Borrowing, (4) maturity date for repayment of each Competitive Advance to be made as part of such Competitive Borrowing (which maturity date shall be, in the case of a Fixed Rate Competitive Borrowing, not earlier than seven days after the date of such Borrowing, and, in the case of a Eurodollar Rate Competitive Borrowing, not later than 1, 2, 3 or 6 months after the date of such Borrowing, as the Borrower shall elect and, in any case, on or prior to the Termination Date) and (5) any other terms to be applicable to such Competitive Borrowing. The Administrative Agent shall in turn promptly deliver (by cable or telecopy) to each Bank a notice of competitive bid request (a "Notice of Competitive Bid Request"), in substantially the form of Exhibit A-3, notifying the Banks of each request for a Competitive Borrowing received by it from the Borrower and of the terms contained in such Notice of Competitive Borrowing.

                  (ii) Each Bank shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Advances to the Borrower as part of such proposed Competitive Borrowing at a rate or rates of interest specified by such Bank in its sole discretion, by notifying (by telecopy, cable or telephone (in the case of telephone, immediately confirmed by telecopy)) the Administrative Agent (which shall give prompt notice thereof to the Borrower), (A) in the case of a Fixed Rate Competitive Borrowing, not later than 9:30 a.m. (New York City time) on the date of such proposed Competitive Borrowing specified in the Notice of Competitive Borrowing delivered with respect thereto, and (B) in the case of a Eurodollar Rate Competitive Borrowing, not later than 9:30 a.m. (New York City time) on the third Business Day prior to the date of such proposed Competitive Borrowing specified in the Notice of Competitive Borrowing delivered with respect thereto, of the maximum amount of each Competitive Advance which such Bank would be willing to make as part of such proposed Competitive Borrowing (which amount may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Bank's Commitment), the rate or rates of interest therefor (and whether reserves are included therein) and such Bank's Applicable Lending Office with respect to each such Competitive Advance and any other terms and conditions required by such Bank; provided that, if the Administrative Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer no later than one quarter of an hour before the time specified herein for notice of offers by the other Banks. Each competitive bid shall be submitted by a Bank to the Administrative Agent on a competitive bid form (a "Competitive Bid"), substantially similar to Exhibit A-4. If any Bank shall fail to notify the Administrative Agent, before the time specified herein for notice of offers, that it elects to make such an offer, such Bank shall be deemed to have elected not to make such an offer, and such Bank shall not be obligated or entitled to, and shall not, make any Competitive Advance as part of such Competitive Borrowing. If any Bank shall provide telephonic notice to the Administrative Agent of its election to make an offer, but such telephonic notice has not been confirmed by telecopy to the Administrative Agent at or before the time specified herein for notice of offers, the Administrative Agent may, in its sole discretion and without liability to such Bank or the Borrower, elect whether or not to provide notice thereof to the Borrower.

                  (iii) The Borrower shall, in turn, (A) in the case of a Fixed Rate Competitive Borrowing, not later than 10:30 a.m. (New York City time) on the date of such proposed Competitive Borrowing specified in the Notice of Competitive Borrowing delivered with respect thereto, and
         (B) in the case of a Eurodollar Rate Competitive Borrowing, not later than 10:30 a.m. (New York City time) on the third Business Day prior to the date of such proposed Competitive Borrowing specified in the Notice of Competitive Borrowing delivered with respect thereto, either:

                           (A) cancel such proposed Competitive Borrowing by
                  giving the Administrative Agent notice to that effect, or

                           (B) accept one or more of the offers made by any Bank
                  or Banks pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Competitive Advance (which amount shall be equal to or greater than $5,000,000, and equal to or less than the maximum amount offered by such Bank, notified to the Borrower by the Administrative Agent on behalf of such Bank for such Competitive Advance pursuant to paragraph (ii) above) to be made by each Bank as part of such Competitive Borrowing, and reject any remaining offers made by Banks pursuant to paragraph (ii) above, by giving the Administrative Agent notice to that effect; provided, however, that the aggregate amount of such offers accepted by the Borrower shall be equal at least to $10,000,000 or an integral multiple of $5,000,000 in excess thereof. Each such notice of competitive bid acceptance/ rejection (a "Competitive Bid Accept/Reject Letter") from the Borrower shall be in a form substantially similar to Exhibit A-5.

                  (iv) If the Borrower notifies the Administrative Agent that such Competitive Borrowing is canceled pursuant to paragraph (iii)(A) above, the Administrative Agent shall give prompt notice (by cable or telecopy) thereof to the Banks, and such Competitive Borrowing shall not be made.

                  (v) If the Borrower accepts one or more of the offers made by any Bank or Banks pursuant to paragraph (iii)(B) above, such offer or offers and the Notice of Competitive Borrowing in respect thereof shall constitute a supplement to this Agreement in respect of such Competitive Borrowing and the Competitive Advances made pursuant thereto, and the Administrative Agent shall in turn promptly notify (A) each Bank that has made an offer as described in paragraph
         (ii) above of the date and aggregate amount of such Competitive Borrowing, the interest rate thereon, and whether or not any offer or offers made by such Bank pursuant to paragraph (ii) above have been accepted by the Borrower, and (B) each Bank that is to make a Competitive Advance as part of such Competitive Borrowing (a "Participating Bank" as to such Competitive Borrowing) of the amount of each Competitive Advance to be made by such Bank as part of such Competitive Borrowing and the maturity date for the repayment of each such Competitive Advance (together with a confirmation of the Administrative Agent's understanding of the interest rate and any other terms applicable to each such Competitive Advance; the Administrative Agent shall assume, unless notified by such Bank to the contrary, that its understanding of such information is correct). Each such Participating Bank shall, before 12:00 noon (New York City time) on the date of such Competitive Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent (at its address referred to in Section 8.02) such Bank's portion of such Competitive Borrowing, in same-day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address. Promptly after each Competitive Borrowing, the Administrative Agent will notify each Bank of the amount of the Competitive Borrowing, such Bank's Competitive Reduction resulting therefrom, and the date upon which such Competitive Reduction commenced and is anticipated to terminate.

                  (b) Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay pursuant to Section 2.07(b), prepay under Section 2.07(c) and reborrow under this Section 2.03.

                  SECTION 2.04. Conversion and Continuation of Contract Borrowings. (a) The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 12:00 noon (New York

City time), one Business Day prior to conversion, to convert any Borrowing consisting of Eurodollar Rate Contract Advances into a Borrowing consisting of Alternate Base Rate Advances, (ii) not later than 10:00 a.m. (New York City time), three Business Days prior to conversion or continuation, to convert any Borrowing consisting of Alternate Base Rate Advances into a Borrowing consisting of Eurodollar Rate Contract Advances or to continue any Borrowing consisting of

Eurodollar Rate Contract Advances for an additional Interest Period and (iii) not later than 10:00 a.m. (New York City time), three Business Days prior to conversion, to convert the Interest Period with respect to any Borrowing consisting of Eurodollar Rate Contract Advances to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Banks in accordance with the respective principal amounts of the Advances comprising the converted or continued Contract Borrowing;

                  (ii) if less than all the outstanding principal amount of any Contract Borrowing shall be converted or continued, the aggregate principal amount of such Contract Borrowing converted or continued shall be in an amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof;

                  (iii) accrued interest on an Advance (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Borrowing consisting of Eurodollar Rate Contract Advances is converted at a time other than at the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Banks pursuant to Section 8.04(b) as a result of such conversion;

                  (v) any portion of a Contract Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Borrowing consisting of Eurodollar Rate Contract Advances;

                  (vi) any portion of a Borrowing consisting of Eurodollar Rate Contract Advances which cannot be converted into or continued as such by reason of clause (v) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into a Borrowing consisting of Alternate Base Rate Advances; and

                  (vii) no Interest Period may be selected for any Borrowing consisting of Eurodollar Rate Contract Advances that would end later than the Maturity Date.

                  (b) Each notice pursuant to clause (a) of this Section shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Contract Borrowing that the Borrower requests be converted or continued, (ii) whether such Contract Borrowing is to be converted to or continued as a Borrowing consisting of Eurodollar Rate Contract Advances or Alternate Base Rate Advances, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day), and (iv) if such Contract Borrowing is to be converted to or continued as a Borrowing consisting of Eurodollar Rate Contract Advances, the Interest Period with respect thereto.

If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Borrowing consisting of Eurodollar Rate Contract Advances, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Banks of any notice given pursuant to this Section 2.04(b) and of each Bank's portion of any converted or continued Contract Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.04(b) to continue any Contract Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.04 to convert such Contract Borrowing), such Contract Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as a Borrowing consisting of Alternate Base Rate Advances.

                  SECTION 2.05. Fees. (a) Facility Fees. Borrower shall pay to each Bank, through the Administrative Agent, a facility fee on the average daily amount of the Commitment of such Bank (whether used or unused) (or, after such Bank's Commitment has terminated, on the outstanding principal amount of Contract Advances made by such Bank) for the period from and including the Closing Date up to, but excluding, the later of the Maturity Date and the date of repayment of all outstanding Contract Advances, at a rate per annum equal to the Applicable Margin for Facility Fees. Accrued facility fees shall be payable in arrears, commencing on the last day of the calendar quarter in which the Closing Date occurs, and thereafter, quarterly on the last day of each March, June, September and December and on the Maturity Date; provided that any facility fees accruing after the Termination Date shall be payable contemporaneously with accrued interest on the Contract Advances on which such facility fees have accrued.

                  (b) Fees of Administrative Agent. Borrower shall pay to Administrative Agent, solely for its own account, the fees described in the separate letter agreement dated January 25, 1998, between Borrower and Administrative Agent on the dates specified therein.

                  SECTION 2.06. Reduction or Termination of the Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Termination Date.

                  (b) The Borrower shall have the right, upon at least three Business Days' irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the respective Commitments of the Banks; provided, however, that (i) each partial reduction shall be in the aggregate amount of $10,000,000 or in an integral multiple of $5,000,000 in excess thereof, and (ii) no such termination or reduction shall be made which would reduce the Commitments to an amount less than the aggregate outstanding principal amount of the Advances. The Administrative Agent shall promptly thereafter notify each Bank of such termination or reduction.

                  (c) If the initial Termination Date shall be extended pursuant to Section 2.10, and if the sum of the Commitments plus the aggregate principal amount of any outstanding Term Advances at the time shall exceed $1,350,000,000, then the Commitments shall be reduced on the initial Termination Date by an amount necessary to reduce the Commitments to $1,350,000,000; provided that if any Term Advances shall be outstanding at the time that Commitments are required to be reduced under this paragraph, then the Commitments shall be reduced and Term Advances prepaid, ratably based on the aggregate amount of Commitments at such time and the outstanding principal amount of Term Advances at such time, in such amount as shall be necessary in order that the sum of the Commitments and the principal amount of the Term Advances shall equal $1,350,000,000.

                  (d) In the event and on each occasion prior to the Termination Date that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Commitments shall be reduced ratably in an aggregate amount equal to 75% of the Net Proceeds so received (the "Prepayment Amount"); provided that if any Term Advances shall be outstanding at a time when Commitments are required to be reduced under this paragraph, then the Prepayment Amount shall be allocated ratably to the reduction of the Commitments and the prepayment of Term Advances pursuant to Section 2.07(f) based on the aggregate amount of the Commitments at such time and the outstanding principal amount of Term Advances at such time. The Borrower shall notify the Administrative Agent of any Net Proceeds received in respect of any Prepayment Event immediately after such Net Proceeds are received. The Administrative Agent shall promptly thereafter notify each Bank of the reduction in Commitments resulting therefrom.

                  SECTION 2.07. Repayment of Advances; Prepayment. (a) The Borrower shall repay to the Administrative Agent for the account of each Bank the principal amount of each Contract Advance made by each Bank on the Maturity Date.

                  (b) The Borrower shall repay to the Administrative Agent, for the account of each Participating Bank which has made a Competitive Advance, on the maturity date of each Competitive Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Advance in the Notice of Competitive Borrowing delivered with respect thereto) the then unpaid principal amount of such Competitive Advance.

                  (c) The Borrower may, on notice given to the Administrative Agent (i) in the case of Alternate Base Rate Advances, not later than 11:00 a.m. (New York City time) one Business Day prior to the day of the proposed prepayment, and (ii) in the case of Eurodollar Rate Contract Advances, not later than 11:00 a.m. (New York City time) on the third Business Day prior to the day of the proposed prepayment, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of the Contract Advances constituting part of the same Contract Borrowing in whole or ratably in part; provided, however, that any such partial prepayment shall be in an aggregate principal amount not less than $10,000,000, or in an integral multiple of $5,000,000 in excess thereof. The Borrower may not prepay any principal amount of any Competitive Advance unless the Participating Bank making such Competitive Advance shall have expressly agreed thereto. The Administrative Agent shall promptly notify each Bank of any prepayments pursuant to this Section 2.07(c) promptly after any such prepayment. The Borrower shall have no right to prepay any principal amount of any Advance except as expressly set forth in this
Section 2.07.

                  (d) On the date of any reduction or termination of the Commitments, the Borrower shall pay or prepay so much of the Contract Advances (other than Term Advances) as shall be necessary in order that the aggregate principal amount of outstanding Advances (other than Term Advances) shall not exceed the Commitments after giving effect to such reduction. In the event that, after giving effect to the prepayment of Contract Advances pursuant to this paragraph, there remain outstanding Competitive Advances in a principal amount greater than the Commitments, the Borrower shall not be required to prepay such Competitive Advances unless Banks holding such Competitive Advances request prepayment, in which event the Borrower shall prepay such Competitive Advances; provided that the Borrower shall not be required to so prepay Competitive Advances after the outstanding principal amount of Competitive Advances has been reduced to the amount of the Commitments.

                  (e) If any Contract Advances become Term Advances on the initial Termination Date as contemplated by Section 2.18, and if the sum of the Commitments plus the aggregate principal amount of outstanding Term Advances at the time shall exceed $1,350,000,000, then the Borrower shall prepay Term Advances on the initial Termination Date by an amount necessary to reduce the outstanding principal amount of Term Advances to $1,350,000,000; provided that if the initial Termination Date is being extended at the time pursuant to
Section 2.10, then the Commitments shall be reduced and the outstanding principal amount of Term Advances shall be prepaid, ratably based on the aggregate amount of Commitments at such time and the outstanding principal amount of Term Advances at such time, in such amounts as shall be necessary in order that the sum of the Commitments and the principal amount of the Term Advances shall equal $1,350,000,000.

                  (f) In the event and on each occasion when any Term Advances are outstanding and any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall prepay Term Advances in an aggregate principal amount equal to the Prepayment Amount; provided that if any Commitments are in effect at a time when a prepayment is required to be made under this paragraph, then the Prepayment Amount shall be allocated ratably to the prepayment of Term Advances and the reduction of Commitments based on the aggregate amount of Commitments at such time and the outstanding principal amount of Term Advances at such time. The Borrower shall notify the Administrative Agent of any Net Proceeds received in respect of a Prepayment Event immediately after such Net Proceeds are received.

                  (g) Any prepayment of Eurodollar Rate Contract Advances pursuant to any paragraph of this Section shall be subject to the provisions of
Section 8.04(b) hereof.

                  SECTION 2.08. Interest. The Borrower shall pay interest on each Advance made by each Bank from the date of such Advance until paid in full, at the following rates per annum:

                  (a) Contract Advances. If such Advance is a Contract Advance, the Applicable Rate from time to time for such Contract Advance from the date of such Advance until the last day of the last Interest Period therefor, payable on the last day of each Interest Period and, in the case of any Interest Period longer than three months, on the last day of such three-month period, as the case may be.

                  (b) Competitive Advances. If such Advance is a Competitive Advance, a rate per annum equal at all times from the date of such Advance until the maturity thereof to the rate of interest for such Competitive Advance specified by the Participating Bank making such Competitive Advance in its Competitive Bid with respect thereto delivered pursuant to Section 2.03(a)(ii) above, payable on the proposed maturity date specified by the Borrower for such Competitive Advance in the related Notice of Competitive Borrowing delivered pursuant to Section 2.03(a)(i) above; provided that in the case of Advances with maturities of greater than three months, interest shall be payable at the end of each three-month period for such Advance.

                  (c) Default Amounts. In the case of any past-due amounts of the principal of, or (to the fullest extent permitted by law) interest on, any Advance, from the date such amount becomes due until paid in full, payable on demand, a rate per annum equal at all times to 2% above the Alternate Base Rate in effect from time to time.

                  SECTION 2.09. Alternate Rate of Interest. If Banks having more than 66-2/3% of the sum of the Commitments and the Term Advances shall, at least one Business Day before the date of any requested Borrowing (including any requested conversion or continuation of any Borrowing), notify the Administrative Agent that the Eurodollar Rate for any Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective Advances for such Borrowing, the right of the Borrower to select Advances of such Type for such Borrowing or any subsequent Borrowing shall be suspended until the

Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and (a) any request by the Borrower for a Eurodollar Rate Competitive Advance shall be of no force and effect and shall be denied by the Administrative Agent and (b) any request by the Borrower for a Eurodollar Rate Contract Advance shall be deemed to be a request for an Alternate Base Rate Advance.

                  SECTION 2.10. Optional Extension of Termination Date. (a) Optional Extension Procedures. The Borrower may, upon notice (by telephone (confirmed in writing promptly thereafter) or telecopy) received by the Administrative Agent (which shall advise each Bank thereof as soon as practicable thereafter) not earlier than 60 days and not later than 50 days prior to the initial Termination Date, request (an "Extension Request") that the Banks extend the Termination Date for an additional 364 days from the initial Termination Date.

                  (i) Banks' Response to Extension Request. The Banks may, at their option, accept or reject such Extension Request by giving written notice to Administrative Agent delivered no earlier than 30 days prior to (but no later than 20 days prior to) the initial Termination Date (the "Response Date"). If any Bank shall fail to give such notice to Administrative Agent by the Response Date, such Bank shall be deemed to have rejected the requested extension. If the Extension Request is not consented to by Banks holding at least 51% of the Commitments by the Response Date, the Extension Request will be rejected, and the Termination Date will not be extended. If the Banks holding at least 51% of the Commitments consent to the Extension Request by the Response Date, the Termination Date for those Banks consenting to the extension (for purposes of this Section 2.10(a), the "Accepting Banks") shall be automatically extended to the date which is the 364th day after the initial Termination Date.

                  (ii) Additional Procedures To Extend the Rejected Amount. If the Extension Request is consented to by Banks holding not less than 51% of the Commitments, but fewer than all Banks (any Bank not consenting to the Extension Request being referred to as a "Rejecting Bank"), then Administrative Agent shall, within 48 hours of making such determination, notify the Accepting Banks and Borrower of the aggregate Commitments held by the Rejecting Banks (the "Rejected

         Amount"). Each Accepting Bank shall have the right, but not the obligation, to elect to increase its respective Commitment by an amount not to exceed the Rejected Amount, which election shall be made by notice from each Accepting Bank to the Administrative Agent given not later than five days after the date notified by Administrative Agent, specifying the amount of such proposed increase in such Accepting Bank's Commitment. If the aggregate amount of the proposed increases in the Commitments of all Accepting Banks making such an election does not equal or exceed the Rejected Amount, then Borrower shall have the right to add one or more financial institutions (which are not Rejecting Banks and which are Eligible Assignees) as Banks (each a "Purchasing Bank") to replace such Rejecting Banks, which Purchasing Banks shall have aggregate Commitments not greater than those of the Rejecting Banks (less any increases in the Commitments of Accepting Banks, as described in the following clause (iii)). The transfer of Commitments and outstanding Borrowings from Rejecting Banks to Purchasing Banks or Accepting Banks shall take place (on or prior to the initial Termination Date) on the effective date of, and pursuant to the execution, delivery and acceptance of, an Assignment and Acceptance in accordance with the procedures set forth in Section 8.07.

                  (iii) Adjustments to, and Terminations of, Commitments. (A) If less than 100% of the Commitments are extended (whether by virtue of Borrower's failure to request an extension of the total Commitments or by virtue of any Bank not consenting to any Extension Request), then the Commitments shall automatically be reduced on the initial Termination Date by an amount equal to (as the case may be) (i) the portion of the Commitments not requested to be extended by Borrower in its Extension Request or (ii) the amount of the Rejected Amount (to the extent not replaced by Accepting Banks or Purchasing Banks pursuant to the procedures set forth in the foregoing Section 2.10(a)(ii)). Notwithstanding the foregoing, each Rejecting Bank's outstanding Contract Advances (after giving effect to the replacement of the Rejected Amount by Accepting Banks or Purchasing Banks pursuant to
         Section 2.10(a)(ii)) may, at the Borrower's option, be continued as Term Advances as provided in Section 2.18.

                  (B) If the aggregate amount of the proposed increases in the Commitments of all Accepting Banks making an election to increase their respective Commitments is in excess of the Rejected Amount, then

                           (i) the Rejected Amount shall be allocated pro rata
                  among such Accepting Banks based on the respective amounts of the proposed increases to Commitments elected by such Accepting Banks; and

                           (ii) the respective Commitments of each such
                  Accepting Bank shall be increased by the respective amount allocated pursuant to clause (i) of this Section 2.10(a)(iii)(B), such that, after giving effect to the approved extensions and all such terminations and increases, no reduction will occur in the aggregate amount of the Commitments (subject to Section 2.06(c)).

                  (C) If the aggregate amount of the proposed increases to the

         Commitments of all Accepting Banks making such an election to so increase their respective Commitments equals the Rejected Amount, then the respective Commitments of such Accepting Banks shall be increased by the respective amounts of their proposed increases, such that, after giving effect to the approved extensions and all such terminations and increases, no reduction will occur in the aggregate amount of the Commitments (subject to Section 2.06(c)).

                  (D) If the aggregate amount of the proposed increases to the Commitments of all Accepting Banks making such an election is less than the Rejected Amount, then

                           (i) the respective Commitments of each such
                  Accepting Bank shall be increased by the respective amount of its proposed increase; and

                           (ii) the amount of the Commitments shall be reduced
                  in the amount of the Rejected Amount (to the extent not replaced by the Accepting Banks or the Purchasing Banks, if any).

                  (E) Any reduction or termination of Commitments required by this Section shall be effective on the initial Termination Date immediately prior to determining whether any further reduction of Commitments is required by Section 2.06(c).

                  (b) Acknowledgments Regarding Obligations To Renew. Borrower acknowledges that (i) neither Administrative Agent nor any Bank has made any representations to Borrower regarding its intent to agree to any extensions set forth in this Section and (ii) neither Administrative Agent nor any Bank shall have any obligation to extend the Termination Date.

                  (c) Payment to Rejecting Banks. If, after giving effect to any transfer of a Rejecting Bank's Commitment to an Accepting Bank or a Purchasing Bank under Section 2.10(a)(ii) above, there are any amounts, other than Contract Advances continued as Term Advances pursuant to Section 2.18 (and accrued interest thereon), owed by Borrower to such Rejecting Bank under the Loan Papers, then such amount is due and payable by Borrower to such Rejecting Bank on the initial Termination Date.

                  SECTION 2.11. Increased Costs; Increased Capital. (a) If due to either (i) the introduction of or any change after the date hereof (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request received from any central bank or other governmental authority after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding, or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. Increased costs shall not include income, stamp, or other taxes, imposts, duties, charges, fees, deductions, or withholdings imposed, levied, collected, withheld, or assessed by the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico) or of the country in which any Bank's principal office or Applicable Lending Office may be located or any political subdivision or taxing authority thereof or therein. Each Bank agrees that, upon the occurrence of any event giving rise to a demand under this Section 2.11(a) with respect to the Eurodollar Lending Office of such Bank, it will, if requested by the Borrower and to the extent permitted by law or the relevant governmental authority, endeavor in good faith and consistent with its internal policies to avoid or minimize the increase in costs resulting from such event by endeavoring to change its Eurodollar Lending Office; provided, however, that such avoidance or minimization can be made in such a manner that such Bank, in its sole determination, suffers no economic, legal, or regulatory disadvantage. A certificate as to the amount of and specifying in reasonable detail the basis for such increased cost, submitted to the Borrower and the Administrative Agent by such Bank, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes.

                  (b) If either (i) the introduction after the date hereof of, or any change after the date hereof in or in the interpretation of, any law or regulation or (ii) the compliance by any Bank with any guideline or request received from any central bank or other governmental authority after the date hereof (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and such Bank determines that the amount of such capital is increased by or based upon the existence of its Advances or Commitment, then the Borrower shall, from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank to the extent that such Bank determined such increase in capital to be allocable to the existence of such Bank's Advances or Commitment. A certificate as to the amount of such increased capital and specifying in reasonable detail the basis therefor, submitted to the Borrower and the Administrative Agent by such Bank, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes. Each Bank shall use all reasonable efforts to mitigate the effect upon the Borrower of any such increased capital requirement and shall assess any cost related to such increased capital on a nondiscriminatory basis among the Borrower and other borrowers of such Bank to which it applies and such Bank shall not be entitled to demand or be compensated for any increased capital requirement unless it is, as a result of such law, regulation, guideline, or request, such Bank's policy generally to seek to exercise such rights, where available, against other borrowers of such Bank.

                  (c) Notwithstanding the foregoing provisions of this Section 2.11, (i) the Borrower shall not be required to reimburse any Bank for any increased costs incurred more than three months prior to the date that such Bank notifies the Borrower in writing thereof and (ii) in the event any Bank grants a participation in an Advance pursuant to Section 8.07, the Borrower shall not be obligated to reimburse for increased costs with respect to such Advance to the extent that the aggregate amount thereof exceeds the aggregate amount for which the Borrower would have been obligated if such Bank had not made such participation.

                  SECTION 2.12. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to the Administrative Agent for the account of each Bank any costs which such Bank determines are attributable to such Bank's compliance with regulations of the Board requiring the maintenance of reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. Such costs shall be paid to the Administrative Agent for the account of such Bank in the form of additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Bank, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the applicable period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Bank and notified to the Borrower and the Administrative Agent. A certificate setting forth the amount of such additional interest, submitted to the Borrower and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.13. Change in Legality. If any Bank (as used in this paragraph, a "Notifying Bank") shall, at least three Business Days before the date of any requested Borrowing consisting of Eurodollar Rate Advances notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Notifying Bank or its Applicable Lending Office to perform its obligations hereunder to make, fund or maintain Eurodollar Rate Advances hereunder, the right of the Borrower to select Advances of such Type from such Notifying Bank for such Borrowing or any subsequent Borrowing shall be suspended until such Notifying Bank shall notify the Administrative Agent that the circumstances causing such suspension no longer exist; provided that during the period when such obligation of such Notifying Bank is suspended, any Borrowing consisting of Eurodollar Rate Advances shall not exceed the Commitments of the other Banks less the aggregate amount of any Advances (including Competitive Advances) then outstanding, and shall be made by the other Banks pro rata according to their respective Commitments; provided further if any such request for a Eurodollar Rate Advance is made in respect of a Borrowing that includes a Term Advance of the Notifying Bank, then the immediately preceding proviso shall not apply to such Term Advance and (i) such Term Advance shall remain outstanding, (ii) any request for the conversion or continuation of all or any portion of such Notifying Bank's Term Advance as a Eurodollar Rate Advance shall be ineffective (but shall be effective for the other Term Advances included in such Borrower) and (iii) such Notifying Bank's Term Advance included in such Borrowing shall continue as an Alternate Base Rate Advance.

                  SECTION 2.14. Payments and Computations. (a) The Borrower shall make each payment hereunder from a bank account of the Borrower located in the United States not later than 11:00 a.m. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in
Section 8.02 in same-day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds to the Banks entitled thereto for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement.

                  (b) All computations of interest based on the Alternate Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and on the basis of a year of 360 days at all other times; and all computations of fees and of interest based on the Eurodollar Rate or the Fixed Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

                  (e) Each Bank shall maintain on its books a loan account in the name of the Borrower in which shall be recorded all Advances made by such Bank to the Borrower, the interest rate, and the maturity date of each such Advance and all payments of principal and interest made by the Borrower with respect to such Advances. The obligation of the Borrower to repay the Advances made by each Bank and to pay interest thereon shall be evidenced by the entries from time to time made in the loan account of such Bank maintained pursuant to this Section 2.14(e); provided that the failure to make an entry with respect to an Advance shall not affect the obligations of the Borrower hereunder with respect to such Advance. In case of any dispute, action or proceeding relating to any Advance, the entries in such loan account shall be prima facie evidence of the amount of such Advance and of any amounts paid or payable with respect thereto.

                  (f) The Administrative Agent shall maintain on its books a set of accounts in which shall be recorded all Advances made by the Banks to the Borrower, the interest rates, and maturity dates of such Advances and all payments of principal and interest made thereon. In case of any discrepancy between the entries in the Administrative Agent's books and the entries in any Bank's books, such Bank's records shall be considered correct, in the absence of manifest error.

                  SECTION 2.15. Taxes on Payments. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any income, stamp, or other taxes, imposts, duties, charges, fees, deductions, or withholdings, imposed, levied, collected, withheld, or assessed by the United States of America (or by any political subdivision or taxing authority thereof or therein) as a result of (i) the introduction after the date hereof of any law, regulation, treaty, directive, or guideline (whether or not having the force of law), or (ii) any change after the date hereof in any law, regulation, treaty, directive, or guideline (whether or not having the force of law), or
(iii) any change after the date hereof in the interpretation or application of any law, regulation, treaty, directive, or guideline (whether or not having the force of law), or (iv) any such taxes, imposts, duties, charges, fees, deductions, or withholdings being imposed, levied, collected, withheld, or assessed at a greater rate than the rate that would have been applicable had such an introduction or change not been made, but only to the extent of the increase in such rate ("Withholding Taxes"). If any Withholding Taxes are required to be withheld from any amounts payable to or for the account of any Bank hereunder, the amounts so payable to or for the account of such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Withholding Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts payable to or for the account of such Bank under this Agreement prior to such introduction or change. Whenever any Withholding Tax is payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent, for the account of such Bank, a certified copy of an original official receipt showing payment thereof. If the Borrower fails to pay any Withholding Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of any Bank the required receipts or other required documentary evidence, the Borrower shall indemnify such Bank or the Administrative Agent for any incremental taxes, interest, or penalties that may become payable by such Bank or the Administrative Agent as a result of any such failure.

                  (b) At least four Business Days prior to the first Borrowing or, if the first Borrowing does not occur within thirty days after the date of execution of this Agreement, by the end of such thirty-day period, each Bank that is organized outside the United States agrees that it will deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 (or such other documentation or information as may, under applicable United States Federal income tax statutes or regulations, be required in order to claim an exemption or reduction from United States income tax withholding by reason of an applicable treaty with the United States, such documentation or other information being hereafter referred to as "Form 1001") or Form 4224 (or such other documentation or information as may, under applicable United States Federal income tax statutes or regulations, be required in order to claim an exemption from United States income tax withholding for income that is effectively connected with the conduct of a trade or business within the United States, such documentation or other information being hereafter referred to as "Form 4224"), as the case may be, indicating in each case that such Bank is either entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes or, as the case may be, is subject to such limited deduction or withholding as it is capable of recovering in full from a source other than the Borrower. Each Bank which delivers to the Borrower and the Administrative Agent a Form 1001 or Form 4224 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of the said Form 1001 or 4224, or successor applicable form or certificate, as the case may be, as and when the previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect, unless in any of such cases an event has occurred prior to the date on which any such delivery would otherwise be required which renders such form inapplicable.


                  (c) If at any time any Bank by reason of payment by the Borrower of any Withholding Taxes obtains a credit against, or return or reduction of, any tax payable by it, or any other currently realized tax benefit, which it would not have enjoyed but for such payment ("Tax Benefit"), such Bank shall thereupon pay to the Borrower the amount which such Bank shall certify to be the amount that after payment, will leave such Bank in the same economic position it would have been in had it received no such Tax Benefit ("Equalization Amount"); provided, however, that if such Bank shall subsequently determine that it has lost the benefit of all or a portion of such Tax Benefit, the Borrower shall promptly remit to such Bank the amount certified by such Bank to be the amount necessary to restore such Bank to the position it would have been in if no payment had been made pursuant to this Section 2.15(c); provided further, however, that if such Bank shall be prevented by applicable law from paying the Borrower all or any portion of the Equalization Amount owing to the Borrower such payment need not be made to the extent such Bank is so prevented and the amount not paid shall be credited to the extent lawful against future payment owing to such Bank; provided further, however, that the aggregate of all Equalization Amounts paid by any Bank shall in no event exceed the aggregate of all amounts paid by the Borrower to such Bank in respect of Withholding Taxes plus, in the case of a Tax Benefit that occurs by reason of a refund interest actually received from the relevant taxing authority with respect to such refund. A certificate submitted in good faith by the Bank pursuant to this Section 2.15(c) shall be deemed conclusive absent manifest error.

                  (d) In the event a Bank shall become aware that the Borrower is required to pay any additional amount to it pursuant to Section 2.15(a), such Bank shall promptly notify the Administrative Agent and the Borrower of such fact and shall use reasonable efforts, consistent with legal and regulatory restrictions, to change the jurisdiction of its Applicable Lending Office if the making of such change (i) would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue, (ii) would not, in the good faith determination of such Bank, be disadvantageous for regulatory or competitive reasons to such Bank, and (iii) would not require such Bank to incur any cost or forego any economic advantage for which the Borrower shall not have agreed to reimburse and indemnify such Bank.

                  (e) Notwithstanding the foregoing provisions of this Section 2.15, in the event any Bank grants a participation in any Advance pursuant to
Section 8.07, the Borrower shall not be obligated to pay any taxes, imposts, duties, charges, fees, deductions, or withholdings to the extent that the aggregate amount thereof exceeds the aggregate amount for which the Borrower would have been obligated if such Bank had not granted such participation.

                  SECTION 2.16. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the Contract Advances made by it (other than pursuant to Sections 2.11, 2.15, 2.17, 8.04, or 8.07(g) hereof) in excess of its ratable share of payments on account of the Contract Advances obtained by all the Banks, then such Bank shall forthwith purchase from the other Banks through the Administrative Agent such participations in the Contract Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded, and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion that (i) the amount of such Bank's required repayment bears to
(ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.17. Removal of a Bank. The Borrower shall have the right, by giving at least 15 Business Days' prior notice in writing to the affected Bank and the Administrative Agent, at any time when no Event of Default and no event which with the passage of time or the giving of notice or both would become an Event of Default has occurred and is then continuing, to remove as a party hereto any Bank having a credit rating of C/D (or its equivalent) or lower by Thomson BankWatch, Inc. (or any successor thereto), such removal to be effective as of the date specified in such notice from the Borrower (a "Removal Date"), which date, for any Eurodollar Rate Contract Advance, shall be the last day of an Interest Period and, for any Competitive Advance, shall be the maturity date of such Competitive Advance; provided that no such Bank may be removed if it does not have a Commitment at the time. On any Removal Date, the Borrower shall repay all the outstanding Advances (other than Term Advances, if any) of the affected Bank applicable to such Removal Date, together with all accrued interest, fees, and all other amounts owing hereunder to such Bank. Upon each such Removal Date and receipt of the related payment referred to above, the Commitment relating to the Advances so paid on such Removal Date, together with all unused Commitment, of such affected Bank shall terminate, and such Bank shall cease thereafter to constitute a Bank hereunder (other than with respect to any Term Advances of such Bank). The Borrower shall have the right to offer to one or more Banks the right to increase their Commitments up to, in the aggregate for all such increases, the Commitment of any Bank which is removed pursuant to the foregoing provisions of this Section 2.17 (such Commitment being herein called an "Unallocated Commitment") effective on the relevant Removal Date, it being understood that no Bank shall be obligated to increase its Commitment in response to any such offer. The Borrower shall also have the right to offer all or any portion of an Unallocated Commitment to one or more Eligible Assignees not parties hereto having a credit rating higher than C/D (or its equivalent) by Thomson BankWatch, Inc. (or any successor thereto), and, upon each such bank's acceptance of such offer and execution and delivery of an instrument agreeing to the terms and conditions hereof (including, without limitation, the provisions of Section 8.07 regarding Bank assignments), each such bank shall become a Bank hereunder with a Commitment in an amount specified in such instrument. The obligations of the Borrower described in Sections 2.11, 8.04, and 8.15 shall survive for the benefit of any Bank removed pursuant to this Section 2.17 notwithstanding such removal.

                  SECTION 2.18. Extension of Maturity Date. (a) If the initial Termination Date shall be extended pursuant to Section 2.10, then the initial Maturity Date shall automatically be extended to the date 364 days after the initial Termination Date (the "Extended Maturity Date").

                  (b) If the initial Termination Date shall not be extended pursuant to Section 2.10, then (unless an Event of Default has occurred and is continuing) the Borrower may elect to extend the initial Maturity Date to the Extended Maturity Date by delivering notice of such extension (a "Maturity Date Extension Notice") to the Administrative Agent (which shall promptly deliver a copy of such Maturity Date Extension Notice to each Bank) not later than 15 days prior to the Termination Date. If a Maturity Date Extension Notice shall be delivered in accordance with this paragraph, then (i) the initial Maturity Date shall be automatically extended to the Extended Maturity Date, (ii) the principal amount of all Contract Advances outstanding on the Termination Date shall remain outstanding as term advances (the "Term Advances") which mature on the Extended Maturity Date, (iii) all Competitive Advances shall be paid in full on or prior to the Termination Date and (iv) all Commitments shall terminate on the Termination Date.

                  (c) If the initial Termination Date shall be extended pursuant to Section 2.10, but there shall remain a Rejected Amount (after giving effect to any replacements by Accepting Banks and Purchasing Banks pursuant to Section 2.10), then (unless an Event of Default has occurred and is continuing) the Borrower may elect to extend the initial Maturity Date with respect to outstanding Contract Advances of Rejecting Banks to the Extended Maturity Date by delivering a Maturity Date Extension Notice to the Administrative Agent (which shall promptly deliver a copy of such Maturity Date Extension Notice to the Rejecting Banks) not later than 15 days prior to the initial Termination Date. If a Maturity Date Extension Notice shall be delivered in accordance with this paragraph, then (i) the Termination Date with respect to the Commitments of the Accepting Banks and any Purchasing Banks shall be extended in accordance with Section 2.10, (ii) the Commitments of the Rejecting Banks (after giving effect to replacements by Accepting Banks and Purchasing Banks pursuant to
Section 2.10) shall terminate, (iii) the initial Maturity Date shall be extended to the Extended Maturity Date,

(iv) subject to Section 2.07(e), the principal amount of all Contract Advances of the Rejecting Banks outstanding on the initial Termination Date (after giving effect to replacements by Accepting Banks and Purchasing Banks pursuant to
Section 2.10) shall remain outstanding as Term Advances which mature on the Extended Maturity Date and (v) all Competitive Advances of Rejecting Banks shall be paid in full on or prior to the initial Termination Date; provided that (A) Contract Advances of Banks other then Rejecting Banks, including Contract Advances made pursuant to Section 2.01 after the initial Termination Date shall not be deemed Term Advances and (B) the sum of the principal amount of the Term Advances and the Commitments immediately after giving effect to the provisions of this Section and Section 2.10 on the initial Termination Date, shall not exceed the lesser of (x) the aggregate amount of Commitments immediately prior to giving effect to such provisions on the initial Termination Date and (y) $1,350,000,000.

                  (d) If any Contract Advance shall remain outstanding as a Term Advance pursuant to paragraph (b) or (c) above, such Term Advance shall continue to constitute a Contract Advance for all purposes of this Agreement.

                                   ARTICLE III

                              Conditions of Lending
                              ---------------------

                  SECTION 3.01. Conditions Precedent to Closing. The obligations of the Banks to make Advances hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.01):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Agents and the Banks and dated the Closing Date) of (i) Mark Jones, counsel for the Borrower, substantially in the form of Exhibit C-1 and (ii) Morgan Lewis & Bockius LLP, New York counsel for the Borrower, substantially in the form of Exhibit C-2, in each case covering such other matters relating to the Borrower, the Loan Papers or the Transactions as the Majority Banks shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.


                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Acquisition Subsidiary, the authorization of the Transactions and any other legal matters relating to the Borrower, the Acquisition Subsidiary, the Loan Papers or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 3.02.

                  (e) The Agents shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (f) All consents and approvals required to be obtained from any governmental authority or other Person in connection with the Acquisition shall have been obtained, except to the extent that failure to obtain any such consent or approval, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, assets, operations, financial condition or prospects of the Borrower and its Subsidiaries, taken as a whole, or of Norcen and its subsidiaries, taken as a whole, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any materially adverse conditions. The Agents shall have received copies of the Acquisition Documents and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct.

                  (g) The Agents shall be satisfied with the material terms and conditions (including, without limitation, purchase price) of the Acquisition and the Acquisition Documents, including without limitation the terms and conditions of the offer to be made by the Acquisition Subsidiary to purchase shares of Norcen's capital stock (the "Offer") and any subsequent merger, amalgamation or similar transaction to eliminate minority stockholders after consummation of the Offer (the "Merger").

                  (h) The Existing Credit Agreements shall have been amended as provided in Schedule IV.

                  (i) All conditions to the acceptance of shares of Norcen's capital stock pursuant to the Offer shall have been satisfied (without giving effect to any amendment or waiver that has not been approved by the Banks, other than amendments and waivers that could not reasonably be expected to materially and adversely affect the interests of the Banks) and shares representing at least 75% of the outstanding shares of Norcen's common stock shall have been accepted for purchase pursuant to and in accordance with the Offer.

                  (j) If less than all the outstanding shares of Norcen's capital stock are being purchased by the Acquisition Subsidiary on the Closing Date, the Borrower shall have delivered to the Agents a certificate to the effect that, as of the Closing Date, the Borrower is not aware of any material impediment that would render unlikely the consummation of the Merger and completion of the Acquisition on the terms contemplated by the Acquisition Documents without the imposition of any materially adverse conditions.

                  (k) There shall not be any litigation, administrative proceedings or other legal or regulatory actions pending or threatened which individually or in the aggregate (i) prevent or impose materially adverse conditions upon any of the Transactions or (ii) could reasonably be expected to have a material adverse effect on the business, assets, operations, financial condition or prospects of the Borrower and its Subsidiaries, taken as a whole, or of Norcen and its subsidiaries, taken as a whole.

                  (l) The consummation of the Transactions shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default under, or any right to terminate or renegotiate, any material Debt or contract of the Borrower or any of its Subsidiaries or Norcen or any of its Subsidiaries.

The Administrative Agent shall notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Banks to make Advances hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.01) at or prior to 3:00 p.m., New York City time, on March 16, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Bank to make an Advance in connection with any Borrowing (including without limitation, the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing, (i) Administrative Agent shall have received a Notice of Contract Borrowing or Notice of Competitive Borrowing, executed and completed by a Financial Officer of the Borrower, and (ii) the following statements shall be true (and each of the giving of the applicable Notice of Contract Borrowing or Notice of Competitive Borrowing and the acceptance by the Borrower of the proceeds of such

Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

                  (a) the representations and warranties contained in Article IV (excluding for all Borrowings, other than the initial Borrowings, those contained in subsections (f), (j), (k) and (l) thereof) are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (b) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default.

                                   ARTICLE IV

                         Representations and Warranties
                         ------------------------------

                  The Borrower represents and warrants as follows:

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah.

                  (b) The Transactions are within the Borrower's and the Acquisition Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's or Acquisition Subsidiary's charter or by-laws or (ii) any law or any contractual restriction binding on or affecting the Borrower or the Acquisition Subsidiary.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body, or other Person is required for the due execution, delivery and performance by the Borrower of this Agreement and the consummation by the Borrower and the Acquisition Subsidiary of the Transactions, except such as have been duly obtained or made and are in full force and effect.

                  (d) This Agreement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

                  (e) (i) The statement of consolidated financial position of the Borrower and its consolidated Subsidiaries as of December 31, 1996, and the related statements of consolidated income and consolidated changes in common stockholders' equity of the Borrower and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present the financial condition of the Borrower and its consolidated Subsidiaries as at such date and present the financial condition of the Borrower and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

                  (ii) The statement of consolidated financial position of the Borrower and its consolidated Subsidiaries as of September 30, 1997, and the related statements of consolidated income and consolidated changes in common stockholders' equity of the Borrower and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to each Bank, fairly present the financial condition of the Borrower and its consolidated Subsidiaries as at such date and present the financial condition of the Borrower and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since September 30, 1997, there has been no material adverse change in such condition or operations.

                  (f) There is no pending or threatened action or proceeding affecting the Borrower or any of its consolidated Subsidiaries before any court, governmental agency or arbitrator, (i) which purports to affect the legality, validity or enforceability of the Transactions or
         (ii) except as set forth in public documents filed with the Securities and Exchange Commission or otherwise disclosed publicly on or prior to the Closing Date, which may be reasonably expected to materially adversely affect the financial condition or operations of the Borrower or any of its Subsidiaries, taken as a whole.

                  (g) After applying the proceeds of each Advance, not more than 25% of the value of the assets of the Borrower and its Subsidiaries (as determined in good faith by the Borrower) that are subject to Section 5.02(a)) will consist of or be represented by Margin Stock.

                  (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Advance will be used for any purpose which violates the provisions of the regulations of the Board. If requested by any Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, the statements made in which shall be such, in the opinion of each Bank, as to permit the transactions contemplated hereby in accordance with Regulation U.

                  (i) No Termination Event has occurred nor is reasonably expected to occur with respect to any Plan which may materially adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole. Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan which may reasonably be expected to materially adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole. Schedule B (Actuarial Information) to the 1994 annual report (Form 5500 Series) with respect to each Plan, copies of which have been filed with the Internal Revenue Service and furnished to each Bank, is complete and accurate in all material respects and in all material respects fairly presents the funding status of each Plan. No Reportable Event has occurred and is continuing with respect to any Plan which may materially adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.

                  (j) On the date of the initial Borrowing, and after giving effect to the Transactions, Borrower is Solvent. For purposes hereof, "Solvent" means, as to a Person, that (i) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (ii) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (iii) such Person does not have unreasonably small capital to conduct such Person's business. In computing the amount of contingent liabilities at any time, for purposes of determining solvency, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents, the amount that can reasonably be expected to become an actual or matured liability.

                  (k) Except as disclosed in public documents filed with the Securities and Exchange Commission or otherwise disclosed publicly on or prior to the Closing Date, neither Borrower nor any Restricted Subsidiary is a party to a material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than the Borrower or such Restricted Subsidiary could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

                  (l) The proportion that the combined EBITDAX of the Principal Subsidiaries bears to the consolidated EBITDAX for the Borrower and its Subsidiaries is not less than 80%.

                  (m) No Event of Default under either of the Existing Credit Agreements or any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become an Event of Default under either of the Existing Credit Agreements exists.

                                    ARTICLE V

                            Covenants of the Borrower
                            -------------------------

                  SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will, and, in the case of Section 5.01(a), will cause its Subsidiaries to, unless the Majority Banks shall otherwise consent in writing:

                  (a)  Keep Books; Corporate Existence; Maintenance
                       --------------------------------------------
         of Properties; Compliance with Laws; Insurance.
         -----------------------------------------------

                           (i) keep proper books of record and account,
                  all in accordance with generally accepted accounting principles;

                           (ii) preserve and keep in full force and effect its
                  existence, and preserve and keep in full force and effect its licenses, rights and franchises to the extent it deems necessary to carry on its business;

                           (iii) maintain and keep, or cause to be maintained
                  and kept, its properties in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements, in each case to the extent it deems necessary to carry on its business;

                           (iv) use its reasonable efforts to comply in all
                  material respects with all material applicable statutes, regulations, and orders of, and all material applicable restrictions imposed by, any governmental agency in respect of the conduct of its business and the ownership of its properties, to the extent it deems necessary to carry on its business, except such as are being contested in good faith by appropriate proceedings;

                           (v) insure and keep insured its properties in such
                  amounts (and with such self insurance and deductibles) as it deems necessary to carry on its business and to the extent available on premiums and other terms which the Borrower or any Subsidiary, as the case may be, deems appropriate. Any of such insurance may be carried by, through, or with any captive or affiliated insurance company or by way of self-insurance as the

                  Borrower or any Subsidiary, as the case may be, deems appropriate; and

                           (vi) use the proceeds of Advances to (a) finance the
                  Acquisition by the Acquisition Subsidiary and (b) to support the issuance by the Borrower of commercial paper the proceeds of which are used to finance the Acquisition by the Acquisition Subsidiary.

         Nothing in this subsection shall prohibit the Borrower or any of its Subsidiaries from discontinuing any business, forfeiting any license, right or franchise or discontinuing the operation or maintenance of any of its properties to the extent it deems appropriate in the conduct of its business.

                  (b)  Reporting Requirements.  Furnish to the
         Banks:

                           (i) as soon as available and in any event within 60
                  days after the end of each of the first three quarters of each fiscal year of the Borrower, a statement of the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related statements of income and retained earnings of the Borrower and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a principal financial or accounting officer of the Borrower; provided that the Borrower may deliver, in lieu of the foregoing, the quarterly report of the Borrower for such fiscal quarter on Form 10-Q filed with the Securities and Exchange Commission or any governmental authority succeeding to the functions of such Commission, but only so long as the financial statements contained in such quarterly report on Form 10-Q relate to the same companies and are substantially the same in content as the financial statements referred to in the preceding provisions of this clause (i);

                           (ii) as soon as available and in any event within 90
                  days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Subsidiaries, containing the audited consolidated financial statements of the Borrower and its consolidated

                  Subsidiaries for such year and accompanied by an auditors' report of Deloitte & Touche or other independent public accountants of nationally recognized standing that such financial statements were prepared in accordance with generally accepted accounting standards and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries and results of operations of the Borrower and its consolidated Subsidiaries;

                           (iii) promptly after the sending or filing thereof,
                  copies of all reports which the Borrower sends to its stockholders generally, and copies of all reports and registration statements (without exhibits) which the Borrower files with the Securities and Exchange Commission or any national securities exchange (other than registration statements relating to employee benefit plans);

                           (iv) promptly after the filing or receiving thereof,
                  copies of any notices of any of the events set forth in
                  Section 4043(b) of ERISA or the regulations thereunder which the Borrower or any Subsidiary files with the PBGC, or which the Borrower or any Subsidiary receives from the PBGC to the effect that proceedings or other action by the PBGC is to be instituted;

                           (v) such other information respecting the condition
                  or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Administrative Agent may from time to time reasonably request;

                           (vi) at any time the Borrower is not a
                  publicly-reporting company, upon the request of Administrative Agent (and in a form acceptable to Administrative Agent), such information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Borrower would have included in any reports filed with the Securities and Exchange Commission if it had continued to be a publicly-reporting company; and

                           (vii) as soon as available and in any event no later
                  than required to be delivered pursuant to applicable regulatory delivery requirements, a copy of the annual and quarterly financial statements of Norcen and its Subsidiaries, certified by a principal financial or accounting officer of Norcen, or if audited, accompanied by an auditor's report of independent public accountants of nationally recognized standing; provided that such financial statements will not be required to be delivered if Norcen is not otherwise subject to any regulatory requirement to deliver such financial statements to any regulatory or other governmental authority.

                  (c) Notices. Promptly give notice to the Administrative Agent and each Bank:

                           (i) of the occurrence of any Event of Default or any
                  event which, with the giving of notice or the passage of time, or both, would become an Event of Default; and

                           (ii) of the commencement of any litigation,
                  investigation, or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental authority or arbitrator which, in the reasonable judgment of the Borrower, could have a material adverse effect on the business, operations, property, or financial or other condition of the Borrower and its Subsidiaries, taken as a whole.

         Each notice pursuant to this subsection shall be accompanied by a statement of the Borrower, setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  (d) Certificates. Furnish to the Banks:

                           (i) concurrently with the delivery of the financial
                  statements referred to in Section 5.01(b)(ii), a letter signed by the independent public accountants, certifying such financial statements to the effect that, in the course of the examination upon which their report for such fiscal year was based (but without any special or additional audit procedures for that purpose other than review of the terms and provisions of this Agreement), they did not become aware of any Event of Default involving financial or accounting matters or any condition or event which, after notice or lapse of time, or both, would constitute such an Event of Default, or, if such accountants became aware of any such Event of

                  Default or other condition or event, specifying the nature thereof; and

                           (ii) concurrently with the delivery of the financial
                  statements or Form 10-Q referred to in Sections 5.01(b)(i) and
                  (ii), a certificate of a Financial Officer of the Borrower, stating that, to the best of such officer's knowledge, the Borrower during such period has observed or performed, all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed, or satisfied by it, and that such officer has obtained no knowledge of any Event of Default or any event which, with notice or lapse of time, or both, would become an Event of Default, except as specified in such certificate.

                  SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Banks:

                  (a) Liens, Etc. (i) Create, assume, incur or suffer to exist, or permit any Subsidiary to create, assume, incur, or suffer to exist, any Lien upon any stock or indebtedness, whether now owned or hereafter acquired, of any Subsidiary, to secure any Debt of the Borrower or any other Person (other than the Advances made hereunder), without in any such case making effective provision whereby all of the Advances made hereunder shall be directly secured equally and ratably with such Debt, excluding, however, from the operation of the foregoing provisions of this paragraph (i)(A) any Lien upon stock or indebtedness of any corporation existing at the time such corporation becomes a Subsidiary, or existing upon stock or indebtedness of a Subsidiary at the time of acquisition of such stock or indebtedness, and any extension, renewal, or replacement (or successive extensions, renewals, or replacements) in whole or in part of any such Lien; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal, or replacement; and; provided further that such Lien shall be limited to all or such part of the stock or indebtedness which secured the Lien so extended, renewed, or replaced and (B) so long as Norcen's capital stock constitutes Margin Stock, such portion (but only such portion) of Norcen's capital stock as it shall be necessary to exclude from the operation of this paragraph in order to avoid Margin Stock constituting more than 25% of the value of all assets subject to this Section 5.02(a);

                  (ii) create, assume, incur, or suffer to exist, or permit any Restricted Subsidiary to create, assume, incur or suffer to exist, any Lien upon any Principal Property, whether owned or leased on the date hereof or hereafter acquired, to secure any Debt of the Borrower or any other Person (other than the Advances made hereunder), without in any such case making effective provision whereby all of the Advances made hereunder shall be directly secured equally and ratably with such Debt, excluding, however, from the operation of the foregoing provisions of this paragraph (ii):

                                    (A) any Lien upon property owned or leased
                           by any corporation existing at the time such corporation becomes a Restricted Subsidiary, so long as such Lien covers, either (x) the assets so encumbered immediately prior to an acquisition of the

                           Restricted Subsidiary or (y) assets substituted for any assets described in clause (x) preceding (the "acquired assets"), so long as the approximate fair market value of the substituted assets does not exceed the approximate fair market value of the acquired assets for which the substitution is being made;

                                    (B) any Lien upon property existing at the
                           time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, so long as such Lien is limited to the property so acquired;

                                    (C) any Lien upon property to secure all or
                           any part of the cost of exploration, drilling, development, construction, alteration, repair, or improvement of all or any part of such property, or Debt incurred prior to, at the time of, or within 180 days after, the completion of such exploration, drilling, development, construction, alteration, repair, or improvement for the purpose of financing all or any part of such cost;

                                    (D) any Lien securing Debt of a Restricted
                           Subsidiary owing to the Borrower or to another Restricted Subsidiary;

                                    (E) any Lien existing on the date of
                           execution of this Agreement and set forth on Schedule III hereto;

                                    (F) Liens created in favor of Banks to
                           secure the Obligation;

                                    (G) any Liens securing Debt of Borrower
                           under the Existing Credit Agreements, so long as the Banks are granted Liens of equal priority upon any property to which such Liens under the Existing Credit Agreements attach; and

                                    (H) any extension, renewal, or replacement
                           (or successive extensions, renewals, or replacements) in whole or in part of any Lien referred to in the foregoing clauses (A) to (G), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal, or replacement; and; provided further that such Lien shall be limited to all or such part of the property which secured the Lien so extended, renewed, or replaced (plus improvements on such property).

                  Notwithstanding the foregoing provisions of this paragraph
                  (ii), the Borrower may, and may permit any Restricted Subsidiary to, create, assume, incur, or suffer to exist any Lien upon any Principal Property which is not excepted by clauses (A) through (F), above, without equally and ratably securing the Advances; provided that the aggregate amount of Debt then outstanding secured by such Lien and all similar Liens does not exceed the greater of (i) $150,000,000, and
                  (ii) 10% of the total consolidated stockholders' equity of the Borrower as shown on the most recently audited consolidated balance sheet required to be delivered to the Banks pursuant to Section 5.01(b)(ii). For the purpose of this paragraph (ii), the following types of transactions shall not be deemed to create a Lien to secure any Debt:

                                    (A) the sale or other transfer of (y) any
                           oil, gas, or minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such oil, gas, or minerals, or (z) any other interest in property of the character commonly referred to as a "production payment"; and

                                    (B) any Lien in favor of the United States
                           of America or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute, or any Lien upon property of the Borrower or a Restricted Subsidiary intended to be used primarily for the purpose of, or in connection with, air or water pollution control; provided that no such Lien shall extend to any other property of the Borrower or a Restricted Subsidiary.

                  (b) Debt. (i) Create or suffer to exist any Debt if, immediately after giving effect to such Debt and the receipt and application of any proceeds thereof, the aggregate amount of Debt of the Borrower and its consolidated Subsidiaries, on a consolidated basis, would exceed (A) for the period from the Closing Date through the date eighteen months thereafter, 75%, and (B) at anytime thereafter, 65%, of the sum of the total consolidated stockholders' equity of the Borrower and its Subsidiaries as shown on the most recent consolidated balance sheet required to be delivered to the Banks pursuant to Section 5.01(b), and the aggregate amount of Debt of the Borrower and its consolidated Subsidiaries, on a consolidated basis (it being understood that for purposes of determining compliance with this covenant, guarantees by the Borrower of up to $200,000,000 of Debt of OCI Wyoming shall not constitute Debt of the Borrower);

                  (ii) not permit the Acquisition Subsidiary, Norcen or any of their respective Subsidiaries (collectively, the "Designated Subsidiaries") to incur any Debt which would result in the aggregate principal amount of Debt (other than Debt to the Borrower or any other Subsidiary) of all the Designated Subsidiaries, on a consolidated basis, exceeding US$1,400,000,000; provided that the amount of Debt permitted by this clause (ii) is subject to reduction as provided in clause (d)(iv) of the definition of "Prepayment Event"; and

                  (iii) not permit any of its Subsidiaries (other than the Designated Subsidiaries) to incur any Debt which would result in the aggregate principal amount of Debt (other than Debt to the Borrower or any other Subsidiary) of all Subsidiaries (other than the Designated Subsidiaries), on a consolidated basis, exceeding US$150,000,000; provided that the amount of Debt permitted by this clause (iii) is subject to reduction as provided in clause (d)(iv) of the definition of "Prepayment Event".

                  (c) Restriction on Fundamental Changes of the Borrower. Enter into any transaction of merger or consolidation, or convey, transfer, or lease its properties and assets substantially as an entirety to any Person, unless:

                           (i) either (A) Borrower (in any merger or
                  consolidation involving Borrower) is the surviving entity, or
                  (B) the corporation formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Borrower substantially as an entirety (the "Successor Corporation") shall either (x) immediately after giving effect to such merger, consolidation, conveyance, transfer or lease, have then-effective ratings (or implied ratings) published by Moody's and S&P applicable to such Successor Corporation's senior, unsecured, non-credit-enhanced, long term indebtedness for borrowed money, which ratings shall be Baa3 or higher (if assigned by Moody's) or BBB- or higher (if assigned by S&P), or (y) be acceptable to Majority Banks in their reasonable determination;

                           (ii) any Successor Corporation shall be a corporation
                  organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume, by amendment to this Agreement executed by the Borrower and such Successor Corporation and delivered to the Administrative Agent, the due and punctual payment of the principal of, and interest on, the Advances made hereunder and any other amounts payable under this Agreement and the performance or observance of every covenant hereof on the part of the Borrower or such Principal Subsidiary to be performed or observed;

                           (iii) immediately after giving effect to such
                  transaction, no Event of Default and no event which, with notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

                           (iv) if, as a result of any such consolidation or
                  merger or such conveyance, transfer or lease, properties or assets of the Borrower or any Principal Subsidiary would become subject to a Lien which would not be permitted by
                  Section 5.02(a), the Borrower, the Principal Subsidiary or the Successor Corporation, as the case may be, shall take such steps as shall be necessary effectively to secure the Advances made hereunder equally and ratably with (or prior to) all Debt secured thereby; and

                           (v) the Borrower shall have delivered to the
                  Administrative Agent a certificate signed by an executive officer of the Borrower and a written opinion of counsel satisfactory to the Administrative Agent (who may be counsel to the Borrower), each stating that such transaction and such amendment to this Agreement comply with this Section 5.02(c) and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  (d) Prohibition on Sale of UPRC Stock and Fundamental Changes of UPRC. (i) Convey, sell, assign, or otherwise transfer (or permit any Subsidiary to so convey, sell, assign or transfer) all or any of the shares of capital stock of Union Pacific Resources Company ("UPRC") or any Successor Subsidiary (as hereinafter defined) now owned or hereafter acquired by the Borrower or any Subsidiary and (ii) permit UPRC or any Successor Subsidiary (as hereinafter defined) to enter into any transaction of merger or consolidation with, or to convey, transfer or lease its properties substantially as an entirety to, any Person, other than mergers or consolidations with, or conveyances, transfers or leases to, Borrower or any other

         Subsidiary. For purposes of this subsection, "Successor Subsidiary" shall mean any Subsidiary which is formed by any merger or consolidation of UPRC or which acquires by conveyance, transfer or lease substantially all the properties of UPRC or any Successor Subsidiary.

                  (e) Ratio of Maximum Total Debt to Total Capital. Permit the ratio (expressed as a percentage and as calculated at the end of each fiscal quarter of the Borrower) that (i) the aggregate amount of the consolidated Debt of Borrower and its consolidated Subsidiaries bears to (ii) the sum of the total consolidated stockholder's equity of Borrower and its Subsidiaries plus the consolidated Debt of Borrower and its consolidated Subsidiaries to be more than (A) 75% during the period from the Closing Date through the date eighteen months thereafter and (B) 65% at any time thereafter. For purposes of determining compliance with the above covenant, guarantees by the Borrower of up to $200,000,000 of Debt of OCI Wyoming shall not constitute Debt of the Borrower.

                  (f) Compliance with ERISA. To the extent that any event or action set forth in clauses (i) through (iv) below would subject the Borrower and its Subsidiaries, taken as a whole, to any material liability to the PBGC or otherwise,

                           (i) terminate, or permit any Subsidiary to
                  terminate, any Plan;

                           (ii) engage in, or permit any Subsidiary to
                  engage in, any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan;

                           (iii) incur or suffer to exist, or permit any
                  Subsidiary to incur or suffer to exist, any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan; or

                           (iv) allow or suffer to exist, or permit any
                  Subsidiary to allow or suffer to exist, any event or condition which presents a risk of incurring a liability to the PBGC by reason of termination of any Plan.

                  (g) Affiliate Transactions. Enter into (or permit any Restricted Subsidiary to enter into) any material transaction with any of its Affiliates, other than any transaction described in public documents filed with the Securities and Exchange Commission or otherwise disclosed publicly prior to the Closing Date, or any transaction in the ordinary course of business and upon fair and reasonable terms not materially less favorable than Borrower or such Restricted Subsidiary could obtain or could be entitled to in an arm's-length transaction with a Person that was not its Affiliate.

                  (h) Principal Subsidiaries. Permit the combined EBITDAX of the Principal Subsidiaries to be less than 80% of the consolidated EBITDAX of the Borrower and its Subsidiaries as shown on the most recent consolidated balance sheet required to be delivered to the Banks pursuant to Section 5.01(b).

                                   ARTICLE VI

                                Events of Default

                  If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; provided that if any such failure shall result from the malfunctioning or shutdown of any wire transfer or other payment system employed by the Borrower to make such payment or from an inadvertent error of a technical or clerical nature by the Borrower or any bank or other entity employed by the Borrower to make such payment, no Event of Default shall result under this paragraph (a) during the period (not in excess of two Business
         Days) required by the Borrower to make alternate payment arrangements;
         or

                  (b) the Borrower shall fail to pay any interest on any Advance or any fee payable hereunder or under any agreement executed in connection herewith when the same becomes due and payable and such failure shall remain unremedied for ten days; or

                  (c) any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement (including, without limitation, any representation or warranty deemed made by the Borrower at the time of any Advance pursuant to Article III) shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) the Borrower shall fail to perform or observe any other term, covenant, or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Bank; or

                  (e) (i) the Borrower or any Principal Subsidiary shall fail to pay any amount of principal or interest when due (or within any applicable grace period) with respect to any Debt of the Borrower or any Principal Subsidiary, whether such Debt now exists or shall hereafter be created, in an aggregate outstanding principal amount exceeding $50,000,000 ("Material Debt") or (ii) an event of default as defined in any mortgage, indenture, or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt of the Borrower or any Principal Subsidiary, whether such Debt now exists or shall hereafter be created, shall happen and shall result in Material Debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such declaration shall not be rescinded or annulled; or

                  (f) (i) the Borrower or any Principal Subsidiary shall commence any case, proceeding, or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Principal Subsidiary shall make a general assignment for the benefit of its creditors; or

                  (ii) there shall be commenced against the Borrower or any Principal Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or

         (B) remains undismissed, undischarged, or unbonded for a period of 60 days; or

                           (iii) there shall be commenced against the Borrower
                  or any Principal Subsidiary any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

                           (iv) the Borrower or any Principal Subsidiary shall
                  take any action in furtherance of or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or

                           (v) the Borrower or any Principal Subsidiary shall
                  generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

                  (g) a Material Plan shall fail to maintain the minimum funding standards required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d), or a Material Plan is, shall have been, or will be terminated or the subject of termination proceedings under ERISA, or the Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or will incur a liability to or on account of a Material Plan under Sections 4062, 4063, or 4064 of ERISA, and there shall result from any such event either a liability or a material risk of incurring a liability to the PBGC or a Material Plan (or a related trust) which will have a material adverse effect upon the business, operations or the condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole;

                  (h) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date of such notification), will have a material adverse effect upon the business, operations, or the condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; or

                  (i) any "Event of Default" described in either of the Existing Credit Agreements shall occur;

then, and in any such event, the Administrative Agent

                  (i) shall at the request, or may with the consent, of Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate;


                  (ii) shall at the request or may with the consent, of Banks owed at least 51% of the then aggregate unpaid principal amount of the Advances owing to Banks, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or further notice of any kind, all of which are hereby expressly waived by the Borrower; and

                  (iii) shall at the request of, or may with the consent of Majority Banks, exercise any and all other legal and equitable rights afforded by the Loan Papers, applicable law, or in equity, including, but not limited to, the right to bring suit or other proceedings for specific performance or otherwise in aid of any right granted to Administrative Agent or any Bank hereunder; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

                            The Administrative Agent

                  SECTION 7.01. Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the amounts due hereunder), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Advances; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:

                  (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

                  (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made in or in connection with this Agreement;

                  (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower;

                  (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and

                  (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram or cable) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. Administrative Agent and Affiliates. With respect to its Commitment, The Chase Manhattan Bank shall have the same rights and powers under this Agreement as any other Bank, and may exercise the same as though it were not the Administrative Agent and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include The Chase Manhattan Bank in its individual capacity. The Chase Manhattan Bank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if The Chase Manhattan Bank were not the Administrative Agent and without any duty to account therefor to the Banks.

                  SECTION 7.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Article IV and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. The Banks agree to indemnify each Agent, acting in their respective agency capacities, (to the extent not reimbursed by the Borrower), ratably as computed as set forth below from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to, or arising out of, this Agreement or any action taken or omitted by such Agent under this Agreement; provided that no Bank shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. For purposes of this
Section 7.05, ratable allocations among the Banks shall be made (i) in respect of any demand by the Administrative Agent prior to termination of the Commitments, according to the respective amounts of their Commitments and outstanding Term Advances and (iii) thereafter according to the respective principal amounts of the Advances then outstanding to them.

                  SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent with the consent of the Borrower (which consent shall not be required if at the time of such appointment any Event of Default or an event which with the passage of time or the giving of notice or both would become an Event of Default has occurred and is continuing). If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  ARTICLE VIII

                                  Miscellaneous
                                  -------------

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom, shall in any event be effective, unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02 (if and to the extent that the Borrowing which is the subject of such waiver would involve an increase in the aggregate outstanding amount of Advances over the aggregate amount of Advances outstanding immediately prior to such Borrowing), (b) increase, or (except as provided in Section 2.10) extend the scheduled termination of, the Commitments of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder (other than mandatory prepayments in respect of Prepayment Events, which may be changed with the consent of the Majority Banks), (e) make any change which would alter the percentage of the Commitment, or of the aggregate unpaid principal amount of the Advances, or the number of Banks, which shall otherwise be required for the Banks or any of them to take any action hereunder, or (f) amend this Section 8.01, and; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

                  SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy, telegraphic or cable communication) and telecopied, mailed, telegraphed, cabled or delivered, if to the Borrower, at its address at

P.O. Box 7, 801 Cherry Street, Fort Worth, Texas 76101, if to any Bank listed on
Schedule I hereto, at its Notice Address specified opposite its name on Schedule I hereto; if to any other Bank, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Bank; if to the Administrative Agent, to The Chase Manhattan Bank, c/o Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081,
Attention: Daniel Fischer (Telecopy No. (212) 552- 5777), with a copy to Chase Bank of Texas, N.A., P.O. Box 660197, Dallas, Texas 75266-0197, Attention: Tim Perry (Telecopy No. (214) 965-2536); or, as to the Borrower, any Bank or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when telecopied, mailed, telegraphed, or cabled, be effective when sent by telecopy, deposited in the mails, delivered to the telegraph company, or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent. The Administrative Agent shall be entitled to rely on any oral notice made pursuant to Section 2.03(a)(v) believed by it to be genuine and made by the proper party or parties, and the Borrower and the Banks, as the case may be, agree to be conclusively bound by the Administrative Agent's records in respect of any such notice.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs, Expenses and Taxes. (a) The Borrower agrees to pay on demand all costs and expenses of the Agents in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Loan Papers, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and all costs and expenses, if any, (including, without limitation, reasonable counsel fees and expenses), incurred by the Administrative Agent or any Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from the execution and delivery of this Agreement and agrees to save the Administrative Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                  (b) If any payment of principal of any Eurodollar Rate Contract Advance or Competitive Advance is made by the Borrower to or for the account of a Bank other than on the last day of the Interest Period for such Contract Advance, or on the maturity date of such Competitive Advance, as the case may be, or as a result of a payment pursuant to Section 2.07, or as a result of acceleration of the maturity of the Advances pursuant to Article VI, or for any other reason, or by an Eligible Assignee to a Bank other than on the last day of the Interest Period (or the final maturity date in the case of a Competitive Advance) for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), or an assignment of rights and obligations under this Agreement pursuant to Section 2.17 as a result of a demand by the Borrower, or if the Borrower fails to convert or continue any Contract Advance hereunder after irrevocable notice of such conversion or continuation has been given pursuant to Section 2.04, the Borrower shall, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or failure, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance. A certificate of such Bank setting forth the amount demanded hereunder and the basis therefor shall, in the absence of manifest error, be conclusive and binding for all purposes.

                  SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Article VI to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Article VI, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the Obligation of the Borrower now or hereafter existing under this Agreement and the Advances made by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Bank;

provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Bank and their respective successors and assigns.

                  SECTION 8.07. Assignments and Participations. (a) Each Bank may and, if demanded by the Borrower pursuant to subsection (g) hereof, shall assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that
(i) each such assignment shall be of a constant, and not a varying, percentage of all of the rights and obligations of the assigning Bank under this Agreement (except that Term Advances and Commitments may be assigned separately), (ii) in the case of a partial assignment, the amount of the Commitment or Term Advances of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $25,000,000 and shall be an integral multiple of $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined in Section 8.07(c)), an Assignment and Acceptance, together with a processing fee of $3,500. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Notwithstanding the foregoing (unless such assignment is being made on demand of the Borrower pursuant to subsection (g)), any Bank assigning its rights and obligations under this Agreement may retain any Competitive Advances made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Advances so retained until such Advances have been repaid in full in accordance with this Agreement.


                  (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

                  (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;

                  (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in subsection (e) of Article IV and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                  (v) such assignee confirms that it is an Eligible Assignee, except for any required consent of the Borrower and Administrative Agent;

                  (vi) such assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

                  (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the

Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, and if the processing fees required by Section 8.07 have been paid to Administrative Agent, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Borrower and (iv) send a copy thereof to the Borrower.

                  (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and; provided further, however, that such Bank shall not agree with any such bank or other financial institution to permit such bank or other financial institution to enforce the obligations of the Borrower relating to the Advances or to approve of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, or waivers with respect to any decrease in any fees payable hereunder or the amount of principal or rate of interest which is payable in respect of such Advances or any extension of the dates fixed for the payment thereof).

                  (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that prior to any such disclosure, the assignee or participant or proposed assignee or participant, if not an Eligible Assignee, shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank.

                  (g) If any Bank shall make demand for payment under or shall notify the Borrower that it is affected by an event described in Section 2.11 or
2.15 hereunder or shall notify the Administrative Agent pursuant to Section 2.13 hereunder, then within 15 days after such demand or such notice, the Borrower may (i) demand that such Bank assign in accordance with this Section 8.07 to one or more Eligible Assignees, designated by the Borrower all (but not less than all) of such Bank's Commitment and the Advances owing to it within the next succeeding 30 days; provided that if any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Bank, or if the Borrower shall fail to designate any such Eligible Assignees for all or part of such Bank's Commitment or Advances, then such Bank may assign such Commitment or Advances to any other Eligible Assignee in accordance with this Section 8.07 during such 30-day period or (ii) so long as no Event of Default has occurred and is continuing, terminate all (but not less than all) of such Bank's Commitment and repay all (but not less than all) of such Bank's Advances not so assigned on or before such 30th day in accordance with Sections 2.06 and 2.07(c) hereof (but without the requirements stated therein for ratable treatment of the Banks). Nothing in this
Section 8.07(g) shall relieve the Borrower of its obligations for payment under
Section 2.11 or 2.15 arising prior to an assignment or termination pursuant hereto.

                  (h) Any Bank may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder. In connection with any such assignment or proposed assignment, the Borrower will, promptly upon the request of any Bank, execute and deliver to such Bank a note evidencing the Borrower's obligations hereunder, in a form mutually satisfactory to the Borrower and such Bank.

                  (i) This Section 8.07 sets forth the exclusive manner by which a Bank may assign its rights and obligations hereunder or sell participations in or to its rights and obligations hereunder.

                  (j) Each Bank agrees to notify the Borrower of any assignment of or grant of a participating interest in any Advance and of the identity of the assignee or participant.

                  (k) The Borrower may not assign or delegate any rights or obligations hereunder without the prior written consent of each Bank.

                  SECTION 8.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.09. Exceptions to Covenants. The Borrower may not take or fail to take any action that is permitted as an exception to any of the covenants contained in any Loan Paper if that action or omission would result in the breach of any other covenant contained in any Loan Paper.

                  SECTION 8.10. Survival. All covenants, agreements, undertakings, representations and warranties made in any of the Loan Papers survive all closings under the Loan Papers until payment in full of the Obligation and termination of this Agreement, except that Sections 2.11, 2.12, 2.15, 7.05, 8.04 and 8.15 (together with any other provisions in the Loan Papers which expressly provides that it shall survive termination of this Agreement) shall survive termination of this Agreement; and such covenants, agreements, undertakings, representations and warranties, except as otherwise indicated, are not affected by any investigation made by any party.

                  SECTION 8.11. Invalid Provisions. Any provision in any Loan Paper held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Paper shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Administrative Agent, Banks and the Borrower party to the affected Loan Paper agree to negotiate in good faith the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable.

                  SECTION 8.12. Maximum Rate. Regardless of any provision contained in any Loan Paper, no Bank shall ever be entitled to contract for, charge, take, reserve, receive or apply as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if Banks ever do so, then any excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, the Borrower and Banks shall, to the maximum extent permitted under applicable law, (a) treat all Borrowings as but a single extension of credit (and Banks and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; provided that if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for its actual period of existence thereof exceeds the Maximum Amount, Banks shall refund any excess (and Banks shall not, to the extent permitted by law, be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount).

                  SECTION 8.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 8.14. Not in Control. Nothing in any Loan Paper gives or may be deemed to give to Administrative Agent or any Bank the right to exercise control over the Borrower or any Subsidiary's Principal Property, other assets, affairs or management or to preclude or interfere with the Borrower or any Subsidiary's compliance with any law or require any act or omission by the Borrower or any Subsidiary that may be harmful to Persons or property. Any materiality or substantiality qualifier of any representation, warranty, covenant, agreement or other provision of any Loan Paper is included for credit documentation purposes only and does not imply, and shall not be deemed to mean, that Administrative Agent or any Bank acquiesces in any noncompliance by the Borrower or any Subsidiary with any law, document, or otherwise or does not expect the Borrower or any Subsidiary to promptly, diligently and continuously carry out all appropriate removal, remediation, compliance, closure or other activities required or appropriate in accordance with all Environmental Laws.

                  SECTION 8.15. INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY, PROTECT, AND HOLD AGENTS, CHASE SECURITIES INC., EACH BANK, AND THEIR RESPECTIVE AFFILIATES, PARENTS, AND SUBSIDIARIES, AND EACH OF THE FOREGOING PARTIES' RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL PRESENT AND FUTURE, KNOWN AND UNKNOWN, FIXED AND CONTINGENT, LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND PROCEEDINGS AND ALL REASONABLE AND NECESSARY COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND LEGAL EXPENSES, AND AMOUNTS PAID IN SETTLEMENT WHETHER OR NOT SUIT IS BROUGHT), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (THE "INDEMNIFIED LIABILITIES") WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (A) ANY LOAN PAPERS OR TRANSACTION CONTEMPLATED BY ANY LOAN PAPER (INCLUDING, WITHOUT LIMITATION, THE ACQUISITION), OR (B) ANY INDEMNIFIED PARTY'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE ARISING IN CONNECTION WITH ANY LOAN PAPER OR ANY TRANSACTION CONTEMPLATED BY ANY LOAN PAPER, TO THE EXTENT THAT ANY OF

THE INDEMNIFIED LIABILITIES AS TO ANY INDEMNIFIED PARTY RESULTS, DIRECTLY OR INDIRECTLY, FROM ANY CLAIM MADE, OR ACTION, SUIT, OR PROCEEDING COMMENCED BY OR ON BEHALF OF ANY PERSON OTHER THAN BY SUCH INDEMNIFIED PARTY; PROVIDED THAT, THE BORROWER SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PARTY WITH RESPECT TO ANY INDEMNIFIED LIABILITY ARISING FROM THE FRAUD, GROSS NEGLIGENCE, OR WILFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY OR ANY ASSOCIATED PERSON OF SUCH INDEMNIFIED PARTY. AS USED IN THIS PARAGRAPH, THE TERM "ASSOCIATED PERSON" MEANS, WITH RESPECT TO ANY PERSON, THE AFFILIATES, PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS OF SUCH PERSON, OR OF ANOTHER PERSON OF WHICH SUCH PERSON IS ALSO AN ASSOCIATED PERSON. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS SECTION SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT. THE BORROWER MAY, AT ITS OWN COST AND EXPENSE, PARTICIPATE IN THE DEFENSE IN ANY PROCEEDING INVOLVING ANY INDEMNIFIED LIABILITY. IF NO EVENT OF DEFAULT EXISTS, THE BORROWER MAY ASSUME THE DEFENSE IN THAT PROCEEDING ON BEHALF OF THE APPLICABLE INDEMNIFIED PARTIES, INCLUDING THE EMPLOYMENT OF COUNSEL IF FIRST APPROVED (WHICH APPROVAL MAY NOT BE

UNREASONABLY WITHHELD) BY THE APPLICABLE INDEMNIFIED PARTIES. IF THE BORROWER ASSUMES ANY DEFENSE, IT SHALL KEEP THE APPLICABLE INDEMNIFIED PARTIES FULLY ADVISED OF THE STATUS OF, AND SHALL CONSULT WITH THOSE INDEMNIFIED PARTIES BEFORE TAKING ANY MATERIAL POSITION IN RESPECT OF, THAT PROCEEDING. IF THE BORROWER CONSENTS OR IF ANY INDEMNIFIED PARTY REASONABLY DETERMINES THAT AN ACTUAL CONFLICT OF INTEREST EXISTS BETWEEN THE BORROWER AND THAT INDEMNIFIED PARTY WITH RESPECT TO THE SUBJECT MATTER OF THE PROCEEDING OR THAT THE BORROWER IS NOT DILIGENTLY PURSUING THE DEFENSE, THEN (I) THAT INDEMNIFIED PARTY MAY, AT THE BORROWER'S EXPENSE, EMPLOY COUNSEL TO REPRESENT INDEMNIFIED PARTY THAT IS SEPARATE FROM COUNSEL FOR THE BORROWER OR ANY OTHER PERSON IN THAT PROCEEDING AND (II) THE BORROWER IS NO LONGER ENTITLED TO ASSUME THE DEFENSE ON BEHALF OF THAT INDEMNIFIED PARTY. THE BORROWER MAY NOT AGREE TO THE SETTLEMENT OF ANY INDEMNIFIED LIABILITY WITHOUT THE PRIOR WRITTEN CONSENT OF THE APPLICABLE INDEMNIFIED PARTIES UNLESS THAT SETTLEMENT FULLY RELIEVES THOSE INDEMNIFIED PARTIES OF ANY LIABILITY WHATSOEVER FOR THAT INDEMNIFIED LIABILITY.

                  SECTION 8.16. Syndication Agent. The Syndication Agent shall not have any rights, powers, obligations, liabilities, responsibilities or duties under this Agreement other than those applicable to all Banks as such. The foregoing also shall apply to the Arrangers and Co-Arrangers referred to on the cover page of this Agreement.

                  SECTION 8.17. ENTIRETY. THE LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE BORROWER, BANKS AND ADMINISTRATIVE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

                  SECTION 8.18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        UNION PACIFIC RESOURCES GROUP
                                        INC., as Borrower,

                                          by
                                             ------------------------------
                                             Name:
                                             Title:

                                             ABN AMRO BANK N.V., HOUSTON
                                             AGENCY
                                             By:  ABN AMRO North America,
                                             Inc., as Agent

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             BANC ONE, N.A.

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             BANK OF AMERICA NT&SA

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             BANK OF MONTREAL, as
                                             Syndication Agent and as a
                                             Bank

                                               by
                                                  ---------------------------
                                                  Name:

                                                  Title:

                                             THE BANK OF NEW YORK

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             THE BANK OF NOVA SCOTIA

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             BANK OF TOKYO-MITSUBISHI

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             BANQUE NATIONALE DE PARIS,
                                             HOUSTON AGENCY

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             BARCLAYS BANK PLC

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             THE CHASE MANHATTAN BANK, as
                                             Administrative Agent and as a
                                             Bank,

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             CREDIT SUISSE FIRST BOSTON

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             DEUTSCHE BANK AG NEW YORK
                                             AND/OR CAYMAN ISLANDS BRANCHES

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                               by

                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             THE FIRST NATIONAL BANK OF
                                             CHICAGO

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             KREDIETBANK N.V.

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             MELLON BANK, N.A.

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             NATIONSBANK OF TEXAS, N.A.

                                               by
                                                  ---------------------------
                                                  Name:

                                                  Title:

                                             THE NORTHERN TRUST COMPANY

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             ROYAL BANK OF CANADA

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             SOCIETE GENERALE, SOUTHWEST
                                             AGENCY

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             SUNTRUST BANK, ATLANTA

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             TORONTO DOMINION (TEXAS) INC.,

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             UNION BANK OF SWITZERLAND,
                                             HOUSTON AGENCY

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                             WACHOVIA BANK, N.A.

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                                                     EXHIBIT A-1

                      Form of Notice of Contract Borrowing

                                                                          [Date]

Chase Bank of Texas, N.A.
Energy Department
2200 Ross Avenue
3rd Floor
Dallas, Texas 75201

Attn:  Lee Beckelman
       Vice President

Ladies and Gentlemen:

                  The undersigned, Union Pacific Resources Group Inc., refers to the U.S.$2,700,000,000 364 Day Competitive Advance/Revolving Credit Agreement, dated as of March 2, 1998 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks party thereto, The Chase Manhattan Bank, as Administrative Agent for said Banks and Bank of Montreal, as Syndication Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Contract Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Contract Borrowing (the "Proposed Contract Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                  (i)  The Business Day of the Proposed Contract
         Borrowing is         19  .

                  (ii) The Type of Contract Advances comprising the Proposed Contract Borrowing is [Alternate Base Rate
         Advances] [Eurodollar Rate Contract Advances].

                  (iii) The aggregate amount of the Proposed Contract
         Borrowing is $            .

                  (iv) The Interest Period for each Contract Advance made as part of the Proposed Contract Borrowing is [ days] [ months[s]].

                                             Very truly yours,


                                             UNION PACIFIC RESOURCES GROUP INC.,

                                               by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                                     EXHIBIT A-2

                     Form of Notice of Competitive Borrowing

                                                                          [Date]

Chase Bank of Texas, N.A.
2200 Ross Avenue, 3rd Floor
Dallas, Texas 75201

Attn:  Daniel Fischer

The Chase Manhattan Bank,
  as Administrative Agent
In care of The Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attn:  Daniel Fischer
Fax:   (212) 552-5777

Ladies and Gentlemen:

                  The undersigned, Union Pacific Resources Group Inc., refers to the U.S.$2,700,000,000 364 Day Competitive Advance/Revolving Credit Agreement, dated as of March 2, 1998 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks party thereto, The Chase Manhattan Bank, as Administrative Agent and Bank of Montreal, as Syndication Agent, and hereby gives you notice pursuant to Section
2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth the terms on which Competitive Borrowing (the "Proposed Competitive Borrowing") is requested to be made:

1.       Date of Competitive
         Borrowing (which is a
         Business Day)
                                             ---------------------------------

2.       Type of Competitive
         Advances comprising the
         Proposed Competitive
         Borrowing1
                                             ---------------------------------

-------------------
      1Eurodollar Rate Competitive Advance or Fixed Rate Competitive Advance.

3.       Amount of Competitive
         Borrowing2
                                             ---------------------------------
4.       Maturity Date3
                                             ---------------------------------
5.       Other Provisions, if any
                                             ---------------------------------


                                             Very truly yours,

                                             UNION PACIFIC RESOURCES GROUP INC.,

                                               by
                                                  ------------------------------
                                                  Name:
                                                  Title:




--------------------
      2Not less than $10,000,000 or greater than the annual aggregate Commitment of the Bank and in integral multiples of $5,000,000.

      3(i) In the case of a Eurodollar Rate Competitive Borrowing, 1, 2, 3, or 6 months and (ii) in the case of a Fixed Rate Competitive Borrowing, not less than seven calendar days, and which in either case shall not end later than the Termination Date.

                                                                     EXHIBIT A-3

                    Form of Notice of Competitive Bid Request

[Name of Bank]

[Address of Bank]                                                         [Date]

Attention:

Ladies and Gentlemen:

                  Reference is made to the U.S.$2,700,000,000 364 Day Competitive Advance/Revolving Credit Agreement (the "Credit Agreement") dated as of March 2, 1998, among Union Pacific Resources Group Inc. ("Borrower"), the Banks named therein, The Chase Manhattan Bank, as Administrative Agent and Bank of Montreal, as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower delivered a Notice of Competitive Borrowing
requesting a Competitive Bid on           , 19 pursuant to Section 2.03(a) of
the Credit Agreement and in that connection you are invited to submit a Competitive Bid by [Date]/[Time]1. Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Notice of Competitive

Borrowing was made:

(A)      Date of Competitive
         Borrowing
                                             ---------------------------------
(B)      Aggregate Principal Amount
         of Competitive Borrowing
                                             ---------------------------------
(C)      Interest Rate Basis
                                             ---------------------------------
(D)      Interest Period and the Last
         Day Thereof
                                             ---------------------------------

-------------------
      1The Competitive Bid must be received by the Administrative Agent (i) in the case of Eurodollar Rate Competitive Advances, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and
(ii) in the case of a Fixed Rate Competitive Borrowing, not later than 9:30 a.m., New York City time, on the date of a proposed Competitive Borrowing.

                                             Very truly yours,

                                             THE CHASE MANHATTAN BANK, as
                                             Administrative Agent

                                               by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                                     EXHIBIT A-4

                             Form of Competitive Bid
                             -----------------------

The Chase Manhattan Bank, as Administrative
  Agent for the Banks referred to below
In care of The Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

                                                                          [Date]

Attention:  Daniel Fischer
Fax:        (212) 552-5777

Ladies and Gentlemen:

                  The undersigned, [Name of Bank], refers to the U.S.$2,700,000,000 364 Day Competitive Advance/Revolving Credit Agreement dated as of March 2, 1998 (the "Credit Agreement"), among Union Pacific Resources Group Inc. (the "Borrower"), the Banks named therein, The Chase Manhattan Bank, as Administrative Agent and Bank of Montreal, as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(a)(ii) of the Credit Agreement in response to the Notice of Competitive Borrowing made by the Borrower on , 19 , and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)      Principal Amount1
                                             ---------------------------------
(B)      Competitive Bid Rate2
                                             ---------------------------------
(C)      Interest Period and the Last
         Day Thereof3
                                             ---------------------------------

                  The undersigned hereby confirms that it is prepared to extend credit to the Company upon acceptance by the Company of this bid in accordance with Section 2.03(a)(v) of the Credit Agreement.

---------------------

      1Not less than $10,000,000 or greater than the available aggregate Commitment and in integral multiples of $5,000,000. Multiple bids will be accepted by the Administrative Agent.

      2I.E., Eurodollar Rate + or %, in the case of Eurodollar Rate Competitive Advances, or %, in the case of Fixed Rate Competitive Advances (in each case, expressed in the form of a decimal to no more than four decimal places).


      3The Interest Period must be the Interest Period specified in the Notice of Competitive Borrowing.

                                             Very truly yours,

                                             [NAME OF BANK],

                                               by
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                                                     EXHIBIT A-5

                Form of Competitive Bid Acceptance/Reject Letter
                ------------------------------------------------

                                                                          [Date]

The Chase Manhattan Bank, as
  Administrative Agent under the
  Credit Agreement referred to below
The Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attention:  Daniel Fischer
Fax:        (212) 552-5777

Ladies and Gentlemen:

                  Reference is made to the U.S.$270,000,000 364 Day Competitive Bid/Revolving Credit Agreement dated as of March 2, 1998 (the "Credit Agreement"), among the Union Pacific Resources Group Inc. (the "Borrower"), the Banks named therein, The Chase Manhattan Bank, as Administrative Agent and Bank of Montreal, as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  In accordance with Section 2.03(a)(ii), the Borrower has received a notice of bids in connection with its Competitive Bid Request dated [insert date] and in accordance with Section 2.03(a)(iii) of the Credit Agreement, the undersigned hereby accepts the following bids for maturity on [insert date]:

          Principal Amount           Fixed Rate/Margin           Bank
          ----------------           -----------------           ----

$                                    [%]/[+/-, .    %]
 -----------------------------

$                                    [%]/[+/-, .    %]
 -----------------------------

The undersigned hereby rejects the following bids:

          Principal Amount           Fixed Rate/Margin           Bank
          ----------------           -----------------           ----

$                                    [%]/[+/-, .    %]
 -----------------------------

$                                    [%]/[+/-, .    %]
 -----------------------------

                  The $          should be deposited in The Chase Manhattan Bank
account number [insert number] on [insert date] [or] [wire transferred to (Name of Bank) account number [insert number] [other wire instructions] on [date]].

                                             Very truly yours,

                                             UNION PACIFIC RESOURCES GROUP INC.,

                                               by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT B

                   Form of Assignment and Acceptance Agreement

                                                                         , 19

                  Reference is made to the U.S.$2,700,000,000 364 Day Competitive Advance/Revolving Credit Agreement, dated as of March 2, 1998 (the "Credit Agreement") among Union Pacific Resources Group Inc., a Utah corporation (the "Borrower"), the Banks (as defined in the Credit Agreement), The Chase Manhattan Bank, as Administrative Agent for the Banks (the "Administrative Agent") and Bank of Montreal, as Syndication Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

                              (the "Assignor") and
                   (the "Assignee") agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, without recourse and without any representations and warranties of the Assignor except as specifically set forth below, and the Assignee hereby purchases and assumes from the Assignor, a portion of the Assignor's rights and obligations under the Credit Agreement as of the Assignment Date (as defined below) equal to
a     %1 interest in and to all of the rights and obligations of the Banks under the Credit Agreement (including, without limitation, such percentage interest in the Commitments as in effect on the Assignment Date and the Advances, if any, outstanding on the Assignment Date).

                  2. The Assignor (i) represents and warrants that as of the date hereof its Commitment (without giving effect to assignments thereof which
have not yet become effective) is $       and the aggregate outstanding
principal amount of Advances owing to it (without giving effect to assignments
thereof which have not yet become effective) is $       ; (ii) represents and
warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto;
(iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.


----------------
   1Specify percentage to no more than four decimal points.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof and such other document and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof.

                  4. The effective date for this Agreement and Acceptance shall
be           (the "Assignment Date")2. Following the execution of this Agreement and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent.

                  5. Upon such acceptance and recording, as of the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, to the extent provided in this Agreement and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording, from and after the Assignment Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

---------------
      2See Section 8.07(a) of the Credit Agreement; such date shall be at least three Business Days after the execution of this Assignment and Acceptance.

                                             [NAME OF ASSIGNOR],


                                               by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                             [NAME OF ASSIGNEE],

                                               by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                             DOMESTIC LENDING OFFICE (and
                                             address for notices)
                                             [Address]

                                             EURODOLLAR LENDING OFFICE
                                             [Address]

Accepted this     day
of            , 19

THE CHASE MANHATTAN BANK, as
Administrative Agent,

by
   -------------------------------
   Name:
   Title:

                                                                     EXHIBIT C-1

                      Form of Opinion of Borrower's Counsel
                      -------------------------------------

                                                                         , 19

      To each of the Bank's party to
           the U.S.$2,700,000,000 364
           Day Competitive Advance/
           Revolving Credit Agreement,
           dated as of March 2, 1997
           among Union Pacific
           Resources Group Inc., the
           Banks party thereto, The
           Chase Manhattan Bank, as
           Administrative Agent for
           said Banks and Bank of
           Montreal, as Syndication
           Agent

                       Union Pacific Resources Group Inc.
                       ----------------------------------

Ladies and Gentlemen:

                  I am the General Attorney of Union Pacific Resources Group Inc., a Utah corporation (the "Borrower"), and have acted in such capacity in connection with the execution and delivery of the U.S.$2,700,000,000 364 Day Competitive Advance/Revolving Credit Agreement, dated as of March 2, 1998 (the "Agreement"), among the Borrower, the several banks party thereto, The Chase Manhattan Bank, as Administrative Agent and Bank of Montreal, as Syndication Agent. This opinion is delivered to you pursuant to Section 3.01(b) of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

                  In connection with this opinion, I have examined executed copies of the Agreement and such corporate documents and records of the Borrower and its Subsidiaries, certificates of public officials and officers of the Borrower and its Subsidiaries, and such other documents, as I have deemed necessary or appropriate for the purposes of this opinion. In stating my opinion, I have assumed the genuineness of all signatures of, and the authority of, persons signing this Agreement on behalf of parties thereto other than the Borrower, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

                  Based upon the foregoing, I am of the opinion that:

                  1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah.

                  2. The Transactions are within the Borrower's and the Acquisition Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's or the Acquisition Subsidiary's charter or by-laws or (ii) any law, statute, regulation or order of any governmental agency or (iii) to the best of my knowledge, any contractual restriction binding on or affecting the Borrower or the Acquisition Subsidiary. The Agreement has been duly executed and delivered by the Borrower.

                  3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Agreement and the consummation by the Borrower and the Acquisition Subsidiary of the Transactions[, except such as have been duly obtained or made and are in full force and effect].

                  4. The Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and except that no opinion is expressed as to the availability of the remedy of specific performance.

                  5. There is no pending or threatened action or proceeding affecting the Borrower or any of its consolidated Subsidiaries before any court, governmental agency or arbitrator (i) which purports to affect the legality, validity, or enforceability of the Transactions, or (ii) except as set forth in public documents filed with the Securities and Exchange Commission prior to the date of this opinion, which may materially adversely affect the financial condition or operations of the Borrower or any of its Subsidiaries, taken as a whole.

                  This opinion is limited to the laws of the State of New York, the corporate laws of the State of Utah, and applicable Federal laws of the United States; provided that, as to matters of New York law, we have relied
exclusively upon the opinion of          , special New York counsel, a copy of
which is attached hereto.

                  This opinion is solely for the benefit of the addressees hereof, any permitted assigns or participants of such addressees, and the law firm of Cravath, Swaine & Moore for use in connection with the transactions in connection with the Loan Papers and may not be relied upon by any other person or entity or for any other purpose without my express written consent.

                                             Very truly yours


                                             Mark Jones
                                             General Attorney for
                                             Union Pacific Resources
                                               Group Inc.

                                                                     EXHIBIT C-2

                 Form of Opinion of Borrower's New York Counsel
                 ----------------------------------------------

                                                                         , 19

Union Pacific Resources Group Inc.
801 Cherry Street

Fort Worth, TX 76102

To each of the Banks party to the U.S.$2,700,000,000 364 Day Competitive Advance/ Revolving Credit Agreement, dated as of March 2, 1998 among Union Pacific Resources Group Inc., the Banks party thereto, The Chase Manhattan Bank, as Administrative Agent for said Banks and Bank of Montreal, as Syndication Agent

                       Union Pacific Resources Group Inc.
                       ----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Union Pacific Resources Group Inc., a Utah corporation (the "Borrower"), in connection with the execution and delivery of the U.S.$2,700,000,000 364 Day Competitive Advance/Revolving Credit Agreement, dated as of March 2, 1998 (the "Agreement"), among the Borrower, the several banks party thereto, The Chase Manhattan Bank, as Administrative Agent and Bank of Montreal, as Syndication Agent. This opinion is delivered to you pursuant to Section 3.01(b) of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

                  In connection with this opinion, we have examined executed copies of the Agreement and such corporate documents and records of the Borrower and its Subsidiaries, certificates of public officials and officers of the Borrower and its Subsidiaries, and such other documents, as we have deemed necessary or appropriate for the purposes of this opinion. In stating our opinion, we have assumed the genuineness of the signatures of, and the authority of, persons signing this Agreement on behalf of parties thereto other than the Borrower, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

                  Based upon and subject to the foregoing, and upon such investigation as we have deemed necessary, we are of the opinion that:

                  1. The execution, delivery and performance by the Borrower of the Agreement and the consummation of the Transactions by the Borrower and the Acquisition Subsidiary does not contravene any law, statute, regulation or order of any governmental agency.

                  2. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery, and performance by the Borrower of the Agreement and the consummation of the Transactions by the Borrower and the Acquisition Subsidiary[, except such as have been duly obtained or made or are in full force and effect].

                  3. The Agreement is a legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and except that no opinion is expressed as to the availability of the remedy of specific performance.

                  This opinion is limited to the laws of the State of New York and applicable Federal laws of the United States.

                  This opinion is solely for the benefit of the addressees hereof, any permitted assigns or participants of such addressees, and the law firm of Cravath, Swaine & Moore for use in connection with the transactions in connection with the Loan Papers and may not be relied upon by any other person or entity or for any other purpose without my express written consent.


                                             Very truly yours,

                                                                     SCHEDULE II


                             Principal Subsidiaries
                             ----------------------

                  1.       Union Pacific Resources Company
                  2.       UP Fuels Marketing and Trading, Inc.
                  3.       Rock Springs Royalty Company
                  4.       Bitter Creek Coal Company
                  5.       Union Pacific Resources Inc.
                  6.       Norcen Energy Resources Limited

                                                                    SCHEDULE III



                                 Existing Liens
                                 --------------

                                      None

                                                                     SCHEDULE IV


                               Proposed Amendments
                               -------------------

1. Amend the definition of Principal Subsidiaries to include Norcen and the Acquisition Subsidiary.

2. Amend the covenant restricting liens to provide that, so long as Norcen's capital stock constitutes "margin stock", such covenant shall not apply to Norcen's capital stock to the extent necessary to avoid "margin stock" constituting more than 25% of the value of the assets subject to such covenant.

3.       Amend the limitation on debt of the Borrower's subsidiaries to permit
         (a) debt of the Acquisition Subsidiary, Norcen and their respective subsidiaries not exceeding US$1.4 billion aggregate principal amount at any time outstanding and (c) debt of subsidiaries (other than the Acquisition Subsidiary, Norcen and their respective subsidiaries), not exceeding US$150,000,000 at any time outstanding.

4. Amend the Borrower's covenants regarding its maximum ratio of total debt to total capital to require that such ratio not exceed (a) 75% prior to the date eighteen months after the Closing Date and (b) 65% at any time thereafter.

5. Amend the cross-acceleration default to apply to acceleration of, or failure to pay any amount of principal or interest when due (or within any applicable grace period) with respect to, any debt of the Borrower or any Principal Subsidiary in excess of $50,000,000.

6. Amend the pricing under the Existing Credit Agreement dated April 16, 1996, to add the following categories:

                                    Facility Fee               LIBOR Spread
                                    ------------               ------------

         BBB/Baa2                     15.0 bps                   22.5 bps
         (less than) BBB/Baa2         15.0 bps                   30.0 bps